                                      LEASE


                              400 KELBY ASSOCIATES,

                                    Landlord


                                       TO


                        PHILIPP BROTHERS CHEMICALS INC.,

                                     Tenant


Premises: Parker Plaza, 400 Kelby Street, Fort Lee, New Jersey


The Land affected by the Within Instrument Lies in Block 4502 on the Tax Map of the Borough of Fort Lee, County of Bergen (Tax Lots 1 and 2).

                                      INDEX

Article     Caption                                                                                    Page
-------     -------                                                                                    ----
    1.      Demise, Premises, Term, Rents................................................................1
    2.      Use..........................................................................................3
    3.      Completion of Renovation of the Building and Preparation of the
            Demised Premises.............................................................................4
    4.      When Demised Premises Ready for Occupancy....................................................6
    5.      Adjustments of Rent..........................................................................7
    6.      Deleted Prior to Execution..................................................................15
    7.      Subordination, Notice to Lessors and Mortgagees.............................................15
    8.      Quiet Enjoyment.............................................................................17
    9.      Assignment and Subletting...................................................................17
   10.      Compliance with Laws and Requirements of Public Authorities.................................24
   11.      Insurance...................................................................................25
   12.      Rules and Regulations.......................................................................28
   13.      Tenant's Changes............................................................................28
   14.      Tenant's Property...........................................................................31
   15.      Repairs and Maintenance.....................................................................32
   16.      Electricity.................................................................................33
   17.      Heat, Ventilation and Air Conditioning......................................................39
   18.      Landlord's Other Services...................................................................40
   19.      Access, Changes in Building Facilities, Name................................................41
   20.      Notices of Accidents........................................................................43
   21.      Non-Liability and Indemnification...........................................................43
   22.      Destruction or Damage.......................................................................44
   23.      Eminent Domain..............................................................................45
   24.      Surrender...................................................................................47
   25.      Conditions of Limitation....................................................................48
   26.      Re-Entry by Landlord........................................................................49
   27.      Damages.....................................................................................50
   28.      Waiver......................................................................................52
   29.      No Other Waivers or Modifications...........................................................53
   30.      Curing Tenant's Defaults, Additional Rent...................................................53
   31.      Broker......................................................................................55

                                     -(i)-

   32.      Notices.....................................................................................55
   33.      Estoppel Certificate, Memorandum............................................................55
   34.      Arbitration.................................................................................56
   35.      No Other Representations, Construction, Governing Law, Consents.............................57
   36.      Parties Bound...............................................................................57
   37.      Certain Definitions and Construction........................................................58
   38.      Adjacent Excavation and Construction-Shoring................................................58
   39.      Supplemental Air Conditioning System........................................................59
            Testimonium and Signatures..................................................................60
            Acknowledgments.............................................................................61
            Exhibit A - Description.....................................................................62
            Exhibit 3 - Floor Plan......................................................................63
            Exhibit C - Work Letter.....................................................................64
            Exhibit D - Rules and Regulations...........................................................75
            Exhibit E - Definitions.....................................................................78
            Exhibit F - Cleaning Specifications.........................................................80

         This index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following lease or the intent of any provision thereof.

                                     -(ii)-

                                      LEASE

LEASE dated July 25, 1986, between 400 KELBY ASSOCIATES, a New Jersey limited partnership having an office at 104-70 Queens Boulevard, P.O. Box 400, Forest Hills, New York 11375 (hereinafter referred to as "Landlord") and PHILIPP BROTHERS CHEMICALS, INC., a New York corporation having an office at 10 Columbus Circle, New York, New York 10019 (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:

                                    ARTICLE I

                          Demise, Premises, Term, Rents

                  1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 400 Kelby Street; in the Borough of Fort Lee, County of Bergen, State of New Jersey (the "Building"), on the parcel of land more particularly described in Exhibit A (the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

                  1.02 The premises hereby leased to Tenant is the entire fourteenth (14th) floor of the Building, as shown on the floor plan annexed hereto as Exhibit B. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the "Demised Premises".

                  1.03 The term of this lease, for which the Demised Premises are hereby leased, shall commence on a date (herein referred to as the "Commencement Date") which shall be (i) the later of (a) October 1, 1986 or (b) the day on which the Demised Premises are ready for occupancy (as defined in Article 4) or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business, whichever occurs earlier, and shall end at noon of the last day of the calendar month in which occurs the day preceding the tenth (10th) anniversary of the Commencement Date, which ending date is hereinafter referred to as the "Expiration Date", or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. Promptly following the Commencement Date the parties hereto (hereinafter sometimes referred to as the "parties") shall enter into a recordable supplementary agreement fixing the dates of the Commencement Date and the Expiration Date and if they cannot agree thereon within fifteen (15) days after Landlord's request therefor, such dates shall be determined by arbitration in the manner provided in Article 34.

                  1.04 The "rents" reserved under this lease, for the term thereof, shall be and consist of:

                       (a)   "fixed rent" of

                             (i) $477,351.00 per year ($39,779.25 per month)
from the Commencement Date through the day preceding the first anniversary of the Commencement Date;

                             (ii) $488,716.50 per year ($40,726.38 per month)
from the first anniversary of the Commencement Date through the day preceding the second anniversary of the Commencement Date;

                             (iii) $511,447.50 per year ($42,620.63 per month)
from the second anniversary of the Commencement Date through the day preceding the third anniversary of the Commencement Date;

                             (iv) $522,813.00 per year ($43,567.75 per month)
from the third anniversary of the Commencement Date through the day preceding the fourth anniversary of the Commencement Date;

                             (v) $545,544.00 per year ($45,462.00 per month)
from the fourth anniversary of the Commencement Date through the day preceding the fifth anniversary of the Commencement Date; and

                             (vi) $636,468.00 per year ($53,039.00 per month)
from the fifth anniversary of the Commencement Date and continuing thereafter for the remainder of the term of this lease,

which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the sum of $39,779.25 to be applied against the first rents becoming due under this lease); and

                       (b) "additional rent" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

                  1.05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

                  1.06 If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

                                    ARTICLE 2

                                       Use

                  2.01 Tenant shall use and occupy the Demised Premises for executive and general offices and for no other purpose. Additionally, subject to, and in accordance with, the laws and requirements of public authorities, and only if, and to the extent that the same is permitted under the Certificate of Occupancy for the Demised Premises or for the Building and subject to the following conditions, Tenant may use portions of the Demised Premises for the following specific purposes:

                       (a) installation, maintenance and operation of a kitchen and cafeteria not exceeding 400 square feet in aggregate area containing equipment for the warming (as opposed to the cooking) of food for use exclusively by Tenant, any permitted subtenants of Tenant and their respective employees and business invitees solely in conjunction with the conduct of the business of Tenant;

                       (b) installation, maintenance and operation of a pantry and kitchen not exceeding 150 square feet in aggregate area containing equipment for the warming (as opposed to the cooking) of food for use exclusively by Tenant, any permitted subtenants of Tenant and their respective employees and business invitees solely in conjunction with the conduct of the business of Tenant;

                       (c) installation, maintenance and operation of a computer room furnished with computers and peripheral related equipment, not exceeding 700 square feet in aggregate area, for the sole use of Tenant, any permitted subtenants of Tenant and their respective employees solely in conjunction with the conduct of the business of Tenant; and

                       (d) installation, maintenance and operation of an exercise room furnished with nautilus, universal or other comparable exercise equipment and peripheral related equipment together with one (1) shower and one (1) bathroom for men and one (1) shower and one (1) bathroom for women, not exceeding 500 square feet in aggregate area, for the sole use of Tenant, any permitted subtenants of Tenant and their respective employees.

Notwithstanding the foregoing, however, Tenant shall immediately discontinue using portions of the Demised Premises for any one or more of the above-listed specific purposes listed in Subdivisions (a), (b) and (d) above if the same shall materially interfere with the use and/or occupancy of all or a part of the common areas of the Building or of any space in the Building leased to other tenants until such interference is abated.

                  2.02 If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord represents that no other licenses or permits, other than a Certificate of Occupancy, shall be required for the occupancy of the Demised Premises merely as executive and general offices, without regard to the nature of Tenant's business or particular manner of use.

                  2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

                                    ARTICLE 3

                 Completion of Construction of the Building and
                       Preparation of the Demised Premises

                  3.01 Landlord shall use reasonable speed and diligence in completing the construction of the Building and in preparing the Demised Premises for Tenant's occupancy. In the event that the Premises are not ready for occupancy in accordance with the provisions of Article 4 hereof by August 1, 1987 (the "Outside Cancellation Date") or within such period after the Outside Cancellation Date as shall equal the aggregate period Landlord may have been delayed in doing so due to any of the reasons set forth in Section 4.02 hereof, then Tenant shall have the right to cancel and terminate this lease by giving written notice to Landlord within twenty (20) days after the applicable date to the effect that this lease will be deemed terminated on a designated date which shall be at least thirty (30) days from the date of such notice. Upon the designated date set forth in the aforesaid notice, this lease shall fully expire and be deemed terminated, Landlord shall pay Tenant any sums previously paid to Landlord under Section 1.04 of this lease and Tenant shall be fully released of all obligations of this lease unless prior to such designated date, the Demised Premises shall have been made ready for occupancy in accordance with the provisions of Article 4 hereof, in which event, the notice of termination shall be rendered null and void and the lease shall not so expire and be deemed terminated but shall continue in full force and effect and binding upon the parties hereto. The right of cancellation herein provided shall be Tenant's exclusive remedy under this lease in the event of Landlord's failure to comply with the provisions of this Section 3.01, subject, however, to "Landlord's Reimbursement Obligation" as set forth in Section 3.04 hereof.

                  3.02 Landlord shall complete the construction of the Building so as to include all the features and facilities required by this lease without change therefrom, except:

                       (a) as may be consented to in writing by Tenant (which consent shall not be unreasonably withheld or delayed); or

                       (b) as may be necessary to comply with any applicable law or requirement of public authority and will not (i) materially and adversely affect any of the services to be rendered by Landlord to Tenant pursuant to this lease, (ii) materially and adversely affect (A) the layout, (B) the utility of the Demised Premises, or (C) the usable area of the Demised Premises.

                  3.03 The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit C. The facilities, materials and work so to be furnished, installed and performed in the Demised Premises by Landlord at its expense are hereinafter and in Exhibit C referred to as "Landlord's Work". Such other installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Demised Premises for Tenant's occupancy, are hereinafter and in Exhibit C referred to as "Tenant's Work."

                  3.04 In the event the Demised Premises are not ready for Tenant's occupancy by February 1, 1987, as such date may be extended by the number of days of any delay due to any of the causes set forth in Sections 4.02 or 21.03 of this lease (the "Outside Completion Date"), due to the failure of Landlord or any of its employees, agents, contractors to substantially complete Landlord's Work and that portion of Tenant's Work to be performed by Landlord on or before the Outside Completion Date, then Landlord shall reimburse Tenant for any rent paid by Tenant (on a per diem basis) from the Commencement Date through the date (the "Tenant's Prior Lease Obligation Date") of the calendar month in which the Commencement Date shall occur in connection with an extension or holding over of or under those certain leases dated (i) October 1, 1976, (ii) March 30, 1979 and (iii) May 1, 1979 by and between Triborough Bridge and Tunnel Authority, as Landlord and Tenant ("Tenant's Prior Lease") for a portion of the fourteenth (14th) floor of the building known as 10 Columbus Circle, New York, New York ("Landlord's Reimbursement Obligation"). (For example, if the Outside Completion Date is February 1, 1987 and the Commencement Date is February 16, 1987, then Landlord shall reimburse Tenant for 15 days of rent for February, 1987.) If (i) Landlord is incorrect in estimating a date for Tenant's occupancy, as set forth in Section 4.01, (ii) the Demised Premises are not ready for Tenant's occupancy, on the date set forth in the preliminary notice as provided therein (the "Preliminary Notice Date"), unless such failure shall be due to any of the reasons set forth in Section 4.02 hereof, and (iii) Tenant, or anyone claiming through or under Tenant, shall not have occupied the Demised Premises for business, then Landlord will, in addition, reimburse Tenant for any rent paid by Tenant (on a per diem basis) from the Preliminary Notice Date through the Tenant's Prior Lease Obligation Date. Except as specifically set forth in this Section 3.04, Landlord shall have no liability whatsoever to Tenant for Landlord's failure to substantially complete Landlord's Work and that portion of Tenant's Work to be performed by Landlord on or before the Outside Completion Date, and Landlord's Reimbursement Obligation shall constitute Tenant's exclusive remedy under this lease in the event of such failure by Landlord, subject, however, to Tenant's right of cancellation as set forth in Section 3.01 hereof.

                                    ARTICLE 4

                    When Demised Premises Ready For Occupancy

                  4.01 The Demised Premises shall be deemed ready for Occupancy on the earliest date on which all of the following conditions have been met:

                       (a) a Certificate of Occupancy (temporary or final) has been issued by the governmental authority having jurisdiction over the Building, permitting Tenant's use of the Demised Premises for the purposes for which the same have been leased;

                       (b) Landlord's Work has been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises;

                       (c) reasonable means of access and facilities necessary to Tenant's use and occupancy of the Demised Premises, including corridors, elevators and stairways and heating, ventilating, Air Conditioning, sanitary, water, and electrical facilities, have been installed and are in reasonably good operating order and available to Tenant; and

                       (d) at such time when that portion of Tenant's Work, to be performed by Landlord, has been substantially completed; and it shall be so deemed notwithstanding the fact that (i) there is a delay in the completion of such work for any of the reasons set forth in Part F of Exhibit C, provided that Landlord, promptly after

Landlord learns of such delay, has given Tenant reasonable notice of such delay, in which event the provisions of Section 4.02 and Part F of Exhibit C shall apply, and (ii) minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises.

Landlord shall give Tenant a preliminary notice, estimating when the conditions listed in Subsections (a) through (d) above will be met, on a date which shall be at least thirty (30) days prior to the estimated date set forth in such preliminary notice. Subject to the provisions of Section 3.04, any variance between the date so estimated and the date such conditions are met shall be of no consequence.

                  4.02 If the occurrence of any of the conditions listed in
Section 4.01, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to:

                           (a) any act or omission of Tenant or any of its
employees, agents or contractors or any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's Work diligently and expeditiously, which shall continue after Landlord shall have given Tenant reasonable notice that such act, omission or failure would result in delay, and such delay shall have been unavoidable by Landlord in the exercise of reasonable diligence and prudence,

                           (b) the nature of any items of Tenant's Work that
Landlord undertakes to perform for the account of Tenant (including any delays incurred by Landlord, after making reasonable efforts, in procuring any materials, equipment or fixtures of a kind or nature not used by Landlord as part of its standard construction and provided that Landlord, promptly after Landlord learns of such delay, has given Tenant reasonable notice of such delay), then the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

                  4.03 If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within one (1) year after the Commencement Date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

                                    ARTICLE 5

                               Adjustments Of Rent

                  5.01 Tax Escalation. For the purpose of Sections 5.01-5.06:

                       (a) "Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and the Land. If any assessments or special assessments are payable in installments without the imposition of interest or penalty, Taxes shall only include those installments becoming due during the term of this lease for the Tax Year in which such installments are payable, whether or not such assessments or special assessments were levied or imposed before or during the term hereof. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof; Landlord and Tenant hereby agree that in the event and to the extent that the Taxes payable upon the Land and Building are increased solely as a result of the addition of rentable area of or to the Building (hereinafter referred to as "additions"), Tenant shall have no obligation to pay Tenant's Proportionate

Share of such increase on account of additions, unless (i) Tenant shall have first approved of the additions in writing, or (ii) such additions were requested by Tenant or generally benefit all tenants of the Building.

                       (b)   Base Tax Rate" shall mean $475,000.00;

                       (c) "Tax Year" shall mean the fiscal year (presently a calendar year) for which Taxes are levied by the governmental authority;

                       (d) "Tenant's Proportionate Share" shall mean for purposes of this lease and all calculations in connection herewith seven and 8/10 percent (7.8%), which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below (which rentable square foot area is hereinafter sometimes referred to as the "Multiplication Factor") and the denominator of which is the agreed rentable square foot area of the Building above grade level as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 22,731 square feet and that the agreed rentable square foot area of the Building shall be deemed to 291,504 square feet (hereinafter referred to as the "Building Area").

                       (e) "Tenant's Projected Share of Taxes" shall mean either (i) for any Tax Year where no Tax Payment (as hereinafter defined) shall have been payable by Tenant for the immediately preceding Tax Year, the product of (x) six (6%) percent of The Base Tax Rate, multiplied by (y) Tenant's Proportionate Share, or (ii) for any Tax Year where a Tax Payment shall have been payable by Tenant for the immediately preceding Tax Year, the Tax Payment, payable by Tenant for the immediately prior Tax Year in each case divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

                  5.02 Subject to the terms of Section 5.06 hereof, if the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the "Tax Payment".) The Tax Payment and the Base Tax Rate shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the tax bill together with Landlord's computation of the Tax Payment. If the Taxes for any Tax Year are payable to the taxing authority on an installment basis, Landlord may serve such demands upon, and the Tax Payment for such Tax Year shall be payable by Tenant, on a corresponding installment basis.

                  5.03 Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

                  5.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate Share of increases in Taxes then either (a) Landlord shall, in the event a rebate is obtained, return Tenant's Proportionate Share of such rebate to Tenant after deducting Landlord's expenses, including without limitation, attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as "Tax Expenses"), provided, however, that Tenant shall not be required to pay any amount to Landlord on account of Tax Expenses in excess of Tenant's Proportionate Share of such rebate, or, (b) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant's Proportionate Share of such Tax Expenses, provided, however, that with respect to subdivision (b), Tax Expenses shall not exceed the amount that such reduction in assessment would have reduced Taxes, had such reduction been obtained after the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes.

                  5.05 Within sixty (60) days after the expiration of any Tax Year, Landlord shall furnish Tenant with a statement setting forth Tenant's Proportionate Share of Taxes. The statement furnished under this Section 5.05 is hereinafter referred to as a "Tax Statement".

                  5.06 (a) Commencing with the first Tax Year after Landlord shall be entitled to receive a Tax Payment, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 5.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 5.02, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section 5.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the next payment of Tenant's Projected Share of Taxes due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount of any difference to Tenant;

                       (b) Anything in this Article 5 to the contrary notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.01 hereof) shall require advance payments from the Landlord on account of Taxes, then Tenant will pay Tenant's Proportionate Share of any amounts required to be paid in advance by Landlord with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Rate. Such payments, to be made by Tenant, shall not exceed Tenant's Projected Share of Taxes. Any payments to be made by Tenant under this Section 5.06(b) shall be made ten (10) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease;

                       (c) Anything in Sections 5.01 through 5.06 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section l.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.01 through 5.06; and

                       (d) Notwithstanding the provisions of Sections 5.01 through 5.06, there will be no Tax Payment or payments on account of Tenant's Projected Share of Taxes for any increases in Taxes attributable to the twelve
(12) month period commencing on the Commencement Date.

                  5.07 Expense Escalation.  For purposes of this Article:

                       (a) "Operating Expenses" shall mean any and all expenses incurred by Landlord in connection with the operation of the Building including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Building (the salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the Borough of Fort Lee); (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, Air Conditioning and water (including sewer rental) furnished to the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of Buildings comparable to the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building;

(vi) the cost of all charges for management, window cleaning and service contracts for the Building (if no managing agent is employed by Landlord or an affiliate of Landlord is engaged as managing agent, there shall be included in Operating Expenses a sum equal to 5.0% of all rents, additional rents and other charges collected from tenants or other permitted occupants of the Building); and (vii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses. Operating Expenses shall not include (viii) administrative wages and salaries; (ix) renting commissions; (x) franchise taxes or income taxes of Landlord; (xi) Taxes on the Land and Building; (xii) costs of performing work or making installations, painting and decorating for any occupant's space; (xiii) interest and amortization under mortgages; (xiv) expenditures for capital improvements except (1) those which under generally applied real estate practice are expenses or regarded as deferred expenses and
(2) for capital improvements required by law or (3) for capital improvements which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with an interest factor equal to two (2%) percent above the prime rate of Chase Manhattan Bank, N.A. at the time of Landlord's having incurred said expenditure; (xv) costs of services provided to other tenants of the Building to the extent that such services shall exceed the services provided to Tenant hereunder without additional expense to Tenant; (xvi) the cost of any items for which Landlord is reimbursed by payments by Tenant, by any other tenant(s) or occupant(s) of the Building (except under rent adjustment provisions similar to those contained in this Article 5), by any other third party or parties, or by insurance proceeds or condemnation awards;
(xvii) salaries of executives who maintain an equity interest in Landlord; and (xviii) the cost of completing construction of the Building. Operating Expenses shall be subject to adjustment based upon the Occupancy Adjustment for each Operational Year (as such terms are hereinafter defined) in which less than ninety (90%) percent of the Building shall be occupied (on a rentable square foot basis) during the term of this lease.

                       (b) "Operational Year" shall mean each calendar year or part thereof occurring during the Term of this lease excluding the Initial Operational Year;

                       (c)   "Base Operating Expenses" shall mean $982,000.00;

                       (d) "Adjusted Base Operating Expenses" shall mean Base Operating Expenses multiplied by a fraction (i) the numerator of which is the number of days between the Commencement Date and the expiration of the Initial Operational Year (as hereinafter defined) and (ii) the denominator of which is 360;

                       (e) "Initial Operational Year" shall mean the calendar year in which the Commencement Date occurs;

                       (f) "Initial Operating Period" shall mean that portion of the Initial Operational Year between the Commencement Date and the expiration of the Initial Operational Year;

                       (g) "Actual Initial Operating Expense Differential" shall mean the actual difference between the Operating Expenses incurred by Landlord for the Initial Operating Period (i.e., the Initial Operating Expenses (as hereinafter defined) multiplied by a fraction, the numerator of which is the number of days between the Commencement Date and the expiration of the Initial Operational Period, and the denominator of which is the number of days between the day Landlord opens the Building for occupancy by Tenants and the expiration of the Initial Operating Period) and the Adjusted Base Operating Expense;

                       (h) "Tenant's Initial Projected Share of Operating Expense Increase" shall mean one-twelfth (1/12th) of the product of (i) Tenant's Operational Proportionate Share multiplied by (ii) the Actual Initial Operating Expense Differential annualized to reflect a full calendar year;

                       (i) "Tenant's Initial Actual Proportionate Share of Operating Expense Increase" shall mean the Actual Initial Operating Expense Differential multiplied by Tenant's Operational Proportionate Share;

                       (j) "Initial Operating Expenses" shall mean the actual amount of Operating Expenses incurred by Landlord during the Initial Operational Year;

                       (k) "Tenant's Operational Proportionate Share" shall mean 7.8%;

                       (l) "Actual Operating Expense Differential" shall mean the amount by which the Operating Expenses actually incurred by Landlord for the recently expired Operational Year actually exceeded the Base Operating Expenses;

                       (m) "Tenant's Projected Share of Operating Expense Increase" shall mean one-twelfth (1/12th) of the product of (i) Tenant's Operational Proportionate Share, multiplied by (ii) the Actual Operating Expense Differential for the recently expired Operational Year;

                       (n) "Tenant's Actual Share of Operating Expense Increase" shall mean the product of (i) the Actual Operating Expense Differential multiplied by (ii) Tenant's Operational Proportionate Share; and

                       (o) "Occupancy Adjustment shall mean the amount by which Operating Expenses shall be deemed to be increased to reflect ninety (90%) percent occupancy (on a rentable square foot basis) of the Building during any Operational Year in which the Building is less than ninety (90%) percent occupied (on a rentable square foot basis).

                  5.08 (a)   After the expiration of the Initial Operational
Year, Landlord shall furnish Tenant with a written detailed statement (the "Initial Operating Statement") indicating (i) Initial Operating Expenses, (ii) Actual Initial Operating Expense Differential, (iii) Adjusted Base Operating Expenses, (iv) Tenant's Initial Actual Proportionate Share of Operating Expense, and (v) Landlord's computation of Tenant's Initial Projected Share of Operating Expense Increase for the upcoming Operational Year;

                       (b) After the expiration of the first Operational Year after the Initial Operational Year and each Operational Year thereafter, Landlord shall furnish Tenant with a written detailed statement (a "Subsequent Operating Statement") indicating (i) actual amount of Operating Expenses for the recently expired Operational Year, (ii) Landlord's computation of Tenant's Projected Share of Operating Expense Increase for the upcoming Operational Year, and (iii) the amount of any discrepancy between Tenant's Actual Share of Operating Expense Increase and Tenant's Initial Projected Share of Operating Expense Increase or Tenant's Projected Share of Operating Expense Increase, as the case may be, for the recently expired Operational Year.

                       (c) Payments of rental in accordance with the Initial Operating Statement and Subsequent Operating Statements shall be made at the times specified in Section 5.09.

                  5.09 (a)   Tenant shall pay to Landlord as additional rent for
the Initial Operating Period, Tenant's Initial Actual Proportionate Share of Operating Expense Increase within ten (10) days after receipt of the Initial Operating Statement;

                       (b) Tenant shall pay to Landlord, as additional rent during the first Operational Year after the Initial Operational Period, Tenant's Initial Projected Share of Operating Expense Increase, which shall be payable in equal monthly installments, the first payment representing the payments retroactive to the first day of the current Operational Year and including the current month shall be made ten (10) days after Tenant receives the Initial Operating Statement, and thereafter normal monthly payments shall be made on the first day of each month throughout the upcoming Operational Year and thereafter until receipt of the first Subsequent Operating Statement. If the first Subsequent Operating Statement furnished by Landlord to Tenant for the recently expired Operational Year shall indicate that Tenant's Initial Projected Share of Operating Expense Increase exceeded Tenant's Actual Share of Operating Expense Increase, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the first Subsequent Operating Statement or (b) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder. If, however, the first Subsequent Operating Statement shall indicate that Tenant's Actual Share of Operating Expense Increase exceeded Tenant's Initial Projected Share of Operating Expense Increase, Tenant shall, within ten (10) days, pay the amount of such excess to Landlord as additional rent;

                       (c) Tenant shall pay to Landlord, as additional rent during each subsequent Operational Year, Tenant's projected Share of Operating Expense Increase, which shall be payable in equal monthly installments, the first payment representing the payments retroactive to the first day of the current Operational Year and including the current month after crediting Tenant with payments made for the current Operational Year but prior to the receipt of a Subsequent Operating Statement, and which shall be made ten (10) days after Tenant receives a Subsequent Operating Statement, and thereafter normal monthly payments shall be made on the first day of each month throughout the upcoming Operational Year and thereafter until receipt of the next Subsequent Operating Statement. If a Subsequent Operating Statement furnished by Landlord to Tenant for a recently expired Operational Year shall indicate that Tenant's Projected Share of Operating Expense Increase exceeded Tenant's Actual Share of Operating Expense Increase, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the Subsequent Operating Statement or (b) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder. If, however, the Subsequent Operating Statement shall indicate that Tenant's Actual Share of Operating Expense Increase exceeded Tenant's Projected Share of Operating Expense Increase, Tenant shall, within ten
(10) days, pay the amount of such excess to Landlord as additional rent;

                       (d) Anything in Sections 5.07 through 5.10 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.07 through 5.10. The amounts payable pursuant to Sections 5.07 through 5.10 shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the term of this lease; and

                       (e) Notwithstanding the provisions of Sections 5.07 through 5.10, Tenant shall not be required to pay either (i) Tenant's Actual Share of Operating Expense Increase or (ii) Tenant's Initial Projected Share of Operating Expense Increase or Tenant's Projected Share of Operating Expense Increase, as the case may be, attributable to the twelve (12) month period commencing on the Commencement Date.

                  5.10 The Initial Operating Statement and every Subsequent Operating Statement given by Landlord shall be conclusive and binding upon Tenant unless Tenant shall (a) notify Landlord within ninety (90) days after its receipt of such statement that it disputes the correctness thereof, specifying the item or items with respect to which Tenant desires to conduct its audit as hereinafter provided which, in Tenant's sole judgment, may be incorrect and (b) conduct an audit, upon reasonable advance notice to Landlord, solely with respect to those items which Tenant specifies in its notice as set forth in Subsection (a) hereof. If such dispute cannot be settled by agreement between Landlord and Tenant within sixty (60) days after the completion of Tenant's audit, Tenant may submit its dispute to arbitration within thirty (30) days after the expiration of such sixty (60) day period. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten
(10) days after receipt of such disputed Initial Operating Statement or Subsequent Operating Statement, as the case may be, pay any additional rent due in accordance therewith, but such payment shall be without prejudice to Tenant's right to dispute such statement. If the dispute shall be resolved in Tenant's favor, Landlord shall, within ten (10) days after Tenant's demand, pay Tenant the amount of the overpayment, if any, resulting from Tenant's compliance with the disputed Initial Operating Statement or Subsequent Operating Statement. Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying the specified items of Operating Expenses and to make copies of any and all bills and vouchers relating thereto.

                  5.11 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in this
Article 5, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Tenant's liability for the amounts due under this Article 5 shall survive the expiration of the Term.

                                    ARTICLE 6

                           Deleted Prior to Execution


                                    ARTICLE 7

                 Subordination, Notice To Lessors And Mortgagees

                  7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a "lessor".

                  7.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

                  7.03 If the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such patty so succeeding to Landlord's rights (herein sometimes referred to as "successor landlord") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornnent. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not:

                       (a) be liable for any previous act or omission of Landlord under this lease;

                       (b) be subject to any offset, not expressly provided for in this lease, which shall have theretofore accrued to Tenant against Landlord;

                       (c) be bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease.

                  7.04 The subordination of this lease to ground, overriding or underlying leases in accordance with Section 7.01 is subject to the express condition that, so long as this lease shall be in full force and effect in the event of termination of the term of any such ground, overriding or underlying lease by reentry, notice, summary proceedings or other action or proceeding or if the term of such ground, overriding or underlying lease shall otherwise terminate or expire before the termination or expiration of the term of this lease, (a) Tenant shall not be made a party to any action or proceeding to remove or evict Tenant or to disturb its possession by reason of or based upon such termination or expiration of the term of such ground, overriding or underlying lease, and (b) this lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or lessor of such ground, overriding or underlying lease, as the case may be, upon all of the obligations of this lease, except that said owner or lessor shall not:

                       (i) be liable for any previous act or omission of Landlord under this lease,

                       (ii) be subject to any offset, not expressly provided for in the lease documents (as such term is hereinafter defined), that shall have theretofore accrued to Tenant against Landlord,

                       (iii) be bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease through or by reason of which said owner or lessor shall have succeeded to the rights of Landlord under this lease.

                  7.05 Landlord agrees that upon written notice from Tenant, it will request a non-disturbance agreement for the benefit of Tenant from the holders of any superior mortgages now existing or hereafter created during the term of this lease. Such non-disturbance agreement shall provide, in effect, that so long as Tenant is not in default in the payment of rent or any other covenant or condition of this lease for longer than the respective periods provided in Article 25 hereof and provided Tenant attorns as herein specified
(i) its rights as tenant hereunder shall not be affected or terminated, (ii) its possession of the Demised Premises shall not be disturbed, (iii) no action or proceeding shall be commenced to remove or evict Tenant and (iv) this lease shall at all times continue in full force and effect notwithstanding the foreclosure of the superior mortgage. The inability of Landlord to obtain such non-disturbance agreement referred to in the preceding sentence shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof or affect the validity of this lease.

                                    ARTICLE 8

                                 Quiet Enjoyment

                  8.01 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 7, to the superior leases and the superior mortgages.

                                    ARTICLE 9

                            Assignment And Sublettinq

                  9.01 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, if this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

                  9.02 If Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than 30 nor more than 180 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, if available. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space (hereinafter referred to as the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises). Said options may be exercised by Landlord by notice to Tenant at any time within 30 days after such notice has been given by Tenant to Landlord; and during such 30 day period Tenant shall not assign this lease nor sublet such space to any person.

                  9.03 If Landlord exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

                  9.04 If Landlord exercises its option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation, except that, to the extent that Landlord makes a profit from the reletting of such part of the Demised Premises (that is, rents, additional charges and other consideration payable under and as consideration for the execution of the new lease(s) of the Demised Premises for what would be the balance of the term of this lease shall be greater than the rents, additional charges and other consideration that would be payable under this lease for the same space during such balance, had this lease not been terminated, which is hereinafter referred to as Landlord's Reletting Profit"), such costs shall be borne by Landlord.

                  9.05 If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

                       (a) be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                       (b) be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                       (c)   give the sublessee the unqualified and
unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this lease less one (1) day;

                       (d) provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

                       (e) also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation, except that, to the extent that Landlord makes Landlord's Reletting Profit from the reletting of the Leaseback Space, the cost of such alterations and physical separation shall be borne by Landlord, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

                  9.06 (a)   If Landlord exercises its option to sublet the
Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

                       (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the Tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and

                       (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

                  9.07 In the event Landlord does not exercise an option provided to it pursuant to Section 9.02 and providing that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

                                      -14

                       (a)   Tenant shall have complied with the provisions of
Section 9.02 and Landlord shall not have exercised any of its options under said
Section 9.02 within the time permitted therefor;

                       (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premise; or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

                       (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                       (d) Provided that there shall be comparable space available, or becoming available within one (1) year, for lease in the Building, neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                       (e) The proposed assignee or sublessee is not a person with whom Landlord is then negotiating to lease space in the Building;

                       (f) The form of the proposed lease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

                       (g) There shall not be more than three (3) subtenants (including Landlord or its designee) of the Demised Premises other than "Affiliates" (as such term is hereinafter defined);

                       (h)   Deleted prior to execution.

                       (i) Tenant shall not have (i) advertised or publicized in any way the availability of the Demised Premises without prior notice to and approval by Landlord, which shall not be unreasonably withheld nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (ii) listed the Premises for subletting or assignment, with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord, or otherwise at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building, and Landlord agrees, upon reasonable notice from Tenant, to provide Tenant with such offering rental rate;

                       (j) The sublease shall not allow the use of the Demised Premises or any part thereof for (i) the preparation and/or sale of food for on or off premises consumption other than the existing kitchen in the Demised Premises which may be used only by the subtenant(s) and its employees or
(ii) for use by a foreign or domestic governmental agency.

                             Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 9.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 9.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. If Landlord shall decline to give its consent to any proposed assignment or sublease and Landlord shall not have exercised any of its options under Section 9.02, Landlord shall, promptly after Tenant's request, provide Tenant with a statement setting forth in reasonable detail the reason(s) for such denial.

                       (k) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with any proposed assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent.

                  9.08 In the event that (a) Landlord fails to exercise any of its options under Section 9.02 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 90 days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of
Section 9.02 before assigning this lease or subletting all or part of the Demised Premises.

                  9.09 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

                       (a) no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

                       (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                       (c) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

                  9.10 If the Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                       (a) in the case of an assignment, fifty (50%) percent of an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale to the assignee or an affiliate thereof of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

                       (b) in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental to the sublessee or an affiliate thereof of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale or rental thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns). The sums payable under this Section 9.10(b) shall be paid to Landlord as and when payable by the subtenant to tenant.

                  9.11 If Tenant is a corporation, the provisions of Section
9.01 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant (other than transfers of stock among Charles H. Bendheim and his direct lineal descendants or his or their spouses) as if such transfer of a majority of the stock of Tenant were an assignment of this lease, but said provisions shall not apply to transactions with any of the following entities (an "Affiliate"): (a) a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, or (b) any corporation which controls or is controlled by Tenant or is under common control with Tenant or which is controlled by Charles H. Bendheim or his direct lineal descendants or his or their spouses, or (c) any trust for the benefit of Charles H. Bendheim or his direct lineal descendants or his or their spouses, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For purposes of this Section 9.11, with respect to a corporation, the term "control" shall mean the ownership, or common ownership, as the case may be, of at least 51% of the voting stock of the corporation involved. Landlord agrees that Tenant may sublet, without obtaining Landlord's consent, all or a portion of the Demised Premises to an Affiliate provided that Tenant shall have complied with the provisions of Section 9.09 hereof (and the provisions of Sections 9.02 and 9.10 shall not apply thereto).

                  9.12 Any assignment or transfer, whether made with Landlord's consent pursuant to Section 9.01 or without Landlord's consent pursuant to
Section 9.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

                  9.13 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

                  9.14 The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Premises or to the use or occupancy thereof by others.

                                   ARTICLE 10

                      Compliance With Laws And Requirements
                                       of
                               Public Authorities

                  10.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises other than Tenant's mere occupancy of the Demised Premises for executive and general office purposes, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein,
(iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

                  10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                       (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

                       (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such noncompliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                       (c) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                       (d) Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

                                   ARTICLE 11

                                    Insurance

                  11.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Fort Lee, County of Bergen, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.03) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

                  11.02 Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage:

                       (a) for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the State of New Jersey and the limits of liability thereunder shall not be less than the amount of Three Million ($3,000,000.00) Dollars combined single limit coverage on a per occurrence basis. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any;

                       (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's Work located in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New Jersey.

                       Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be modified or cancelled except upon thirty (30) days' notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default.

                  11.03 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefitting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

                  In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option Landlord shall cause Tenant to be named in such policy or policies as one of the assured, but if any additional premium shall be imposed for the inclusion of Tenant as such as assured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the assured in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

                  In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assured, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assured in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

                  Subject to the foregoing provisions of this Section 11.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

                  11.04 If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

                  11.05 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 11.03, the dispute shall be determined by arbitration.

                  11.06 A schedule or makeup of rates for the Building or the Demised Premises, as the case may be, issued by the New Jersey Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

                                   ARTICLE 12

                              Rules And Regulations

                  12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

                  12.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 13

                                Tenant's Changes

                  13.01 Tenant may from time to time during the term of this lease, at its expense, make such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

                       (a) the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

                       (b) no part of the Building outside of the Demised Premises shall be physically affected;

                       (c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased;

                       (d) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

                       (e) before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and shall submit the names of the contractors or subcontractors who will be performing Tenant's Changes for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Additionally, before proceeding with any Tenant's Changes, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change. Notwithstanding the foregoing, Landlord's approval of plans and specifications shall not be required in connection with any non-structural change, the estimated cost of which, in the aggregate, does not exceed $25,000.00 (exclusive of the costs of decorating work and items constituting Tenant's Property, as defined in Article 14, and any architect's and engineer's fees).

                  13.02 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon, Landlord in the construction, maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in Section 11.02 hereof, in which Landlord and its agents shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 14), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord's request, store and preserve, at Tenant's sole cost and expense, any such fixtures, equipment or property so removed and shall return same to Landlord upon the expiration or sooner termination of this lease. All electrical and plumbing work in connection with Tenant's changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction. Upon the completion of Tenant's Changes, Tenant shall furnish to Landlord a complete set of "as built" plans and specifications.

                  13.03 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within fifteen (15) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of
Section 10.02.

                  13.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises.

                                   ARTICLE 14

                                Tenant's Property

                  14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

                  14.02 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, all of which are sometimes referred to as "Tenant's Property", shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

                  14.03 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease. Tenant shall not be required to remove pipes, wires and the like from the walls, ceilings or floors, provided that Tenant properly cuts, disconnects and caps such pipes and wires and seals them off, if necessary, in a safe and lawful manner.

                  14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

                                   ARTICLE 15

                             Repairs And Maintenance

                  15.01 Tenant shall take good care of the Demised Premises, provided, however, that such obligation shall not be deemed to require Tenant to make any repairs other than those set forth in this Section 15.01. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building as shall be required by reason of (i) the performance or existence of Tenant's Work not performed by Landlord or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises,
(iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors or other glass (other than exterior windows) in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.

                  15.02 (a) Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems, exterior windows and facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

                       (b) During the first (1st) year of the term of this lease, Landlord at its expense, shall promptly make all repairs, in and about the Demised Premises as shall be required by reason of any defects in the performance or existence of Landlord's Work, or Tenant's Work performed by Landlord, unless such defect or any damage is caused by reason of the negligence or acts of Tenant or its agents, employees, contractors, guests or invitees.

                  15.03 Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises provided that Landlord shall use reasonable efforts to effect such repairs or changes promptly and in such manner as to minimize such inconvenience, annoyance, interruption or injury to Tenant's business.

                                   ARTICLE 16

                                   Electricity

                  16.01 Subject to the terms of Section 16.03, Landlord shall furnish electrical service to the Demised Premises during business hours (i.e., 8:00 A.M. to 6:00 P.M. on Mondays through Fridays, except such days as are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable Building service union employees contract) and subject to the terms of Sections 16.04 and 16.06, during other than business hours, for lighting the same and for the operation of office equipment installed or used in the Demised Premises as part of Tenant's initial installations approved by Landlord (even if installed within a reasonable period of time after the Commencement Date). Except as provided to the contrary in Sections 16.04, 16.06, 16.07, 16.08 and 16.09 of this Article, such electrical service shall be furnished without specific measurement, on any meter or otherwise, and without additional specific charge to Tenant, the charge for the furnishing of such electrical service being included in the fixed rent reserved under this lease, subject to adjustment as provided in Section 16.04 of this Article. Notwithstanding the foregoing, however, Tenant agrees that Landlord shall not in anywise be liable or responsible to Tenant for any loss, damage or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant's requirements, provided that such loss, damage or expense is not caused by Landlord's willful acts. At Landlord's option, Tenant shall purchase from Landlord or its agent all lamps, starters, ballasts, or bulbs used in the Demised Premises, provided that the charges for such items are comparable to charges for similar items in similar buildings in the vicinity in which the Building is located.

                  16.02 Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation thereof. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the Demised Premises, other than Tenant's initial installation as approved by Landlord and the replacement of office and lighting equipment using small amounts of electricity (such as typewriters, calculators, desk or floor lamps and dictaphone machines) with similar office equipment using comparable amounts of electric energy, shall be subject to Landlord's prior written approval, and, if such approval shall be given (or expressly not required as provided above), rigid conduit only shall be permitted. If, in connection with any request for such approval, Landlord shall, in its sole judgment, determine that the risers of the Building servicing the Demised Premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the sole cost and expense of Tenant, install any additional feeder(s) that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the Demised Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the Building, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions. All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor.

                  16.03 Provided that (a) it is physically possible for Tenant to receive electric current in the Demised Premises directly from the public utility company serving the area in which the Building is located and (b) the discontinuance of electrical service by Landlord will not cause a material interruption in electrical service to Tenant during business hours (unless, with respect to Subdivision (b) hereof, discontinuance of electrical service as aforesaid is required by law or other regulation or requirement of any governmental or quasi-governmental authority having jurisdiction thereof ("Requirements") and, in such event, Landlord shall use reasonable diligence to effectuate such discontinuance in such a manner as to minimize inconvenience, annoyance, interruption or injury to Tenant's business), Landlord may discontinue the aforesaid service upon thirty (30) days' notice to Tenant without being liable to Tenant therefor and without in any way affecting this lease or the liability of Tenant hereunder, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued. In the event that Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service directly from such public utility company and shall permit Landlord's wires and conduits, to the extent available, suitable and safely capable, to be used for such purpose. Any additional wires, conduits, or other equipment necessary and proper in connection therewith shall be installed by Landlord in accordance with the terms of, and subject to the conditions contained in, Section 16.02 of this Article, except that Landlord shall pay for same, and Tenant agrees that Landlord's cost therefor may be included in Operating Expenses as a capital improvement that is included in Operating Expenses as provided in Section 5.07(a) of this lease. In the event that Landlord exercises its rights under this Section 16.03, then: (i) Tenant shall contract for such electrical service directly with the said public utility for all of Tenant's electric current requirements and (ii) as of the date upon which Landlord discontinues furnishing electric current to Tenant, (a) the fixed rent reserved under this lease shall be reduced by $22,731.00 (as such amount may have been previously increased in accordance with the provisions of Sections
16.04 and 16.05 of this Article) and (b) any Increased Usage Charge (as such term is defined in Section 16.06 of this Article) shall be discontinued. The amount set forth in Subsubdivision (a) of Subdivision (ii) above is hereinafter called the Initial Electricity factor, and the said amount, as the same may, from time to time hereafter, be increased pursuant to the terms of Sections
16.04 and 16.05 of this Article, is hereinafter called the Electricity Factor.

                  16.04 After the Commencement Date, Landlord's Consultant (as such term is defined in Section 16.06 of this Article) shall have the right to make a survey hereinafter called the Initial Survey) of the Demised Premises, which shall include all of Tenant's initial installations approved by Landlord (even if installed within a reasonable period of time after the Commencement
Date) of fixtures, appliances or equipment in the Demised Premises, indicating the lighting load, office equipment and electrical usage of Tenant (whether or not during business hours) as of the date of the Initial Survey and shall specifically exclude any electrical usage of Tenant for the Supplemental Air Conditioning System (as such term is defined in Article 39 hereof). Based upon the Initial Survey, Landlord's Consultant shall compute the value to Tenant of the estimated electrical service to be furnished to Tenant for the succeeding twelve (12) month period (hereinafter called the Initial Electrical Value), which computation shall be made utilizing the higher of (i) the service classification under which Landlord is billed by the utility company for such electrical service or (ii) the service classification under which Tenant would be billed by the utility company if Tenant purchased such electrical service directly from such utility company. Landlord's Consultant shall notify Landlord and Tenant of this computation of the Initial Electrical Value (which shall be binding upon both parties). Regardless of the result of the Initial Survey, there shall be no adjustment in the fixed rent herein reserved and the Electricity factor; the Initial Electrical Value shall be used as a base against which any Subsequent Survey (as such term is hereinafter defined) shall be compared.

                  16.05 If the public utility rate schedule for the supply of electric current to the Building shall be increased, if any surcharge (including, without limitation, a surcharge of the nature of a fuel or other adjustment) with respect thereto shall be imposed or increased and/or if the service classification for the Building shall be changed so as to result in an increase in Landlord's cost of purchasing electricity for the Building during the term of this lease, the fixed rent herein reserved and Electricity Factor shall each be adjusted to reflect the resulting increase by adding thereto an amount equal to the product of (i) the then current Electricity Factor, multiplied by (ii) the percentage of increase in Landlord's cost of purchasing electricity for the Building. Any such percentage increase in Landlord's cost of purchasing electricity for the Building shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate increase and/or service classification change to the new rate and/or service classification. When the amount of the increase in the fixed rent and the Electricity Factor is determined, the parties shall execute an agreement supplementary hereto to reflect such increase, which shall be effective from the effective date of such increase in the public utility rate schedule and/or such change in the service classification for the Building; but such increase in the fixed rent and in the Electricity Factor shall be effective from such date whether or not such a supplementary agreement is executed. In addition, if any tax is imposed upon Landlord by any Municipal, State, or Federal Agency with respect to the purchase, sale, or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes shall be passed on to, included in the bill of and paid by Tenant to Landlord.

                  16.06 Tenant shall not, without prior written notice to Landlord in each instance, connect any fixtures, appliances, or equipment (in addition to those installed as part of Tenant's initial installation approved by Landlord (even if installed within a reasonable period of time after the Commencement Date) and shown on the Initial Survey) to the Building electric distribution system, or make any alteration or addition to the electric system of the Demised Premises, that shall result in Increased Usage (as such term is hereinafter defined) except for the replacement of small office equipment which will not require Landlord's consent or approval. In the event that Tenant (i) installs equipment, increases the lighting load beyond the amount thereof on the date of the Initial Survey, or (ii) operates during longer than business hours in excess of that shown on the Initial Survey, or (iii) installs a Supplemental Air Conditioning System (the foregoing are herein collectively called the "Increased Usage"), Tenant shall pay to Landlord, as additional rent hereunder payable on a monthly basis together with the fixed rent herein reserved, an amount to be computed as hereafter provided and subject to adjustment as set forth in Section 16.07 of this Article. If Landlord is of the opinion that Increased Usage exists, Landlord shall engage an independent electrical engineer or electrical consulting firm (hereinafter called Landlord's Consultant") who shall make a survey (hereinafter called the "Subsequent Survey") of the Demised Premises, indicating the lighting load, office equipment and electrical usage of Tenant as of the date of the Subsequent Survey, and shall compute the monthly amount (hereinafter called the "Increased Usage Charge") to be paid by Tenant for the furnishing of Increased Usage as a service by Landlord in excess of the usage shown on the Initial Survey. Landlord's Consultant shall base his computations on value to Tenant of the estimated Increased Usage to be furnished to Tenant for the succeeding twelve (12) month period, and such computation shall be made utilizing the higher of (i) the service classification under which Landlord is billed by the utility company for such electrical service or (ii) the service classification under which Tenant would be billed by the utility company if Tenant purchased such electrical service directly from such utility company. Landlord's Consultant shall notify Landlord and Tenant of his computation of the Increased Usage Charge (which shall be binding upon both parties). The fees of Landlord's Consultant shall be borne by Landlord and Tenant equally. Tenant shall have the right as hereinafter provided, to contest any amounts determined by Landlord's Consultant as shall be due to Landlord as a result of Increased Service based upon a Subsequent Survey. In the event that Tenant fails to send a written notice (the "Objection Notice") to Landlord within thirty (30) days after Tenant's receipt of a written notice containing the amount of the Increased Usage Charge (the "Increase Notice"), such notice shall become conclusive and binding upon Tenant. If Tenant disputes any Increase Notice by sending an Objection Notice within the time and in the manner hereinbefore provided, then Tenant shall, at its sole cost and expense, have the right to engage an electrical engineer or electrical consulting firm (the "Tenant's Consultant") who shall promptly make a survey (the "Disputing Survey"), indicating Tenant's electrical usage in the Demised Premises. In the event that Landlord and Tenant are unable to agree on the increase, with respect to the Increase Notice within thirty (30) days after the date Tenant furnishes Landlord with a copy of the Disputing Survey, then Landlord's Consultant and Tenant's Consultant shall select a mutually acceptable electrical engineer or electrical consulting firm (the "Third Consultant") within ten (10) days after the expiration of such thirty (30) day period.

Landlord's Consultant and Tenant's Consultant shall submit the dispute to the Third Consultant and the determination of any such increased electrical energy charge, by the Third Consultant shall be conclusive and binding upon Landlord and Tenant. During the pendency of any such dispute, Tenant shall pay to Landlord the amount set forth in the Increase Notice until the dispute is finally determined in accordance with the provisions of this Section and, in the event that such final determination is less than the amount set forth in the Increase Notice, Landlord shall, at Tenant's election, refund to Tenant the amount of such excess payment or credit any such excess against any amounts then due or becoming due to Landlord under this lease. The cost of the Third Consultant shall be borne equally by Landlord and Tenant.

                  16.07 After the same shall be determined pursuant to the terms of Section 16.06 of this Article, the Increased Usage Charge shall continue to be paid on a monthly basis until Landlord's Consultant determines in a Subsequent Survey that there has been a further increase or a decrease in the Increased Usage. The amount of the Increased Usage Charge may be appropriately increased or decreased at any time and from time to time throughout the term of this lease to reflect a change in the rates charged by the utility company servicing the Building (including, without limitation, a change in any taxes assessed, levied, or imposed with respect to such electrical service) in accordance with the provisions of Section 16.05 of this Article.

                  16.08 For purposes of Sections 16.08, 16.09 and 16.10 of this
Article:

                       (i) "Usage" shall mean actual usage of electricity as measured by the metering system described in Section 16.09 for each calendar month or such other period as Landlord shall determine during the term of this lease and shall include the quantity and peak demand (kilowatt hours and kilowatts) and all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other adjustments made from time to time by the public utility company supplying electric current to the Building or any governmental authority having jurisdiction;

                       (ii) "Landlord's Rate" shall mean the service classification (including all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other sums payable in respect thereof) pursuant to which Landlord purchases electric current for the Building from the public utility company supplying electric current to the Building;

                       (iii) "Basic Cost" shall mean the product of (a) Usage multiplied by (b) Landlord's Rate.

                       (iv) "Tenant's Cost" shall mean an amount equal to the sum of (a) the Basic Cost plus (b) ten (10%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

                  16.09 Landlord shall have the option (hereinafter called the "Submetering Option"), which shall be exercisable in its sole discretion and upon thirty (30) days' notice to Tenant given at any time during the term of this lease, to discontinue charging for electric current on a rent inclusion basis and, instead, to charge for electric current as hereinafter provided as additional rent. If Landlord exercises the Submetering Option, then (i) Landlord shall, at its sole cost and expense, install a meter or meters for the purpose of measuring the electric current consumed in the Demised Premises provided, however, that at no time shall Landlord thereby cause a material interruption in electric service to Tenant during business hours, and (ii) as of the date (hereinafter called the "Conversion Date") upon which Landlord discontinues charging Tenant for electric current on a rent inclusion basis, (a) the fixed rent reserved under this lease shall be reduced by the then current Electricity Factor and (b) any Increased Usage Charge shall be discontinued. With respect to the Demised Premises and/or any portion(s) thereof that are not contiguous with the balance of the same, if the same shall constitute less than a full floor of the Building, Landlord may, at its option, either (x) install a meter to measure the amount of Usage with respect solely to the Demised Premises and/or to such portion(s) or (y) measure the amount of Usage with respect thereto through common meter(s). After the Conversion Date, Landlord shall, from time to time, furnish Tenant with a statement indicating the appropriate period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for furnishing electrical current. Within five (5) days after receipt of each such statement, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent. In addition, if any tax is imposed upon Landlord by any municipal, state or Federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, Tenant's Proportionate Share of such taxes shall be passed on to, included in the bill to and paid by, Tenant to Landlord, as additional rent.

                  16.10 (i) With respect to any meter system which shall measure more than one (1) tenant's electrical consumption (hereinafter referred to as a "Multi-Tenant Meter"), Tenant shall pay its pro rata share (which, together with any recomputations thereof based upon a "Recomputation Notice" as provided in this Subdivision (i) or a "Survey" as provided in Subdivision (ii), is hereinafter referred to as "Tenant's Pro Rata Share") of the Usage measured by such Multi-Tenant Meter. Tenant's Pro-Rats Share shall be expressed as a percentage and shall be computed on the basis of a fraction, the numerator of which shall be the Multiplication Factor and the denominator of which shall be the total square foot area of the space occupied by tenants whose electrical consumption is measured by such Multi-Tenant Meter (hereinafter referred to as the "Shared Meter Space"). Landlord, using the formula set forth above, shall compute Tenant's Pro Rata Share as of the Conversion Date. Landlord shall recompute Tenant's Pro Rata Share after a change in occupancy in the Shared Meter Space occurs, and shall send Tenant notice thereof (such notice and the notice of a new Tenant's Pro Rata Share based upon a new Survey as provided in Subdivision (ii) of this Section 16.10 are hereinafter referred to as a "Recomputation Notice"), such recomputation to be retroactive to the date of such change in occupancy. Tenant's Pro-Rata Share shall be payable by Tenant as additional rent within ten (10) days after the rendition by Landlord of bills therefor.

                        (ii) In the event that at any time Tenant or any other tenant of the Shared Meter Space (thereinafter referred to as the "Disputing Tenant") shall dispute the accuracy of its pro rata share as so computed by Landlord, the Disputing Tenant shall have the right, at the Disputing Tenant's sole cost and expense, to make a survey (hereinafter referred to as the "Survey") of electrical usage in the space leased to all tenants of the Shared Meter Space using an independent electrical engineer (hereinafter referred to as the "Surveyor") acceptable to all tenants of the Shared Meter Space. The Surveyor shall compute the pro rata share of each of the tenants of the Shared Meter Space, provided, however, that the aggregate pro rata shares of all tenants of the Shared Meter Space as so computed shall in no event be less than 100%. The Survey shall be conclusive and binding upon all tenants of the Shared Meter Space. Until completion of the first Survey made pursuant to this Subdivision (ii) and receipt thereof by Tenant, Tenant shall continue to pay Tenant's Pro Rata Share as determined by Landlord, and Landlord shall not be required to retroactively adjust any amount paid by Tenant prior to the date of the completion of the first Survey. After completion of a Survey and receipt thereof by Tenant, all tenants of the Shared Meter Space shall, effective as of the date of the Survey, and continuing thereafter until completion of a new Survey and receipt thereof by Tenant (or the receipt by Tenant of a Recomputation Notice as provided in Subdivision (i) above), pay their pro rata share based on the Survey retroactively adjusted to the date of the Survey. Tenant shall cooperate with any Disputing Tenant and the Surveyor in the making of the Survey. In the event the tenants of the Shared Meter Space are unable to agree upon a Surveyor, upon request of any Disputing Tenant, Landlord shall designate a Surveyor to make the Survey. In no event shall Landlord have any liability or responsibility with respect to the accuracy of any survey or the fees of the Surveyor.


                                   ARTICLE 17

                     Heat, Ventilation And Air Conditioning

                           17.01 Landlord, at its expense, shall maintain and
operate the heating, ventilating and Air Conditioning systems (hereafter referred to as the "systems") and, subject to energy conservation requirements of governmental authorities, shall furnish heat, ventilating and Air Conditioning (hereinafter collectively referred to as the "air-conditioning service") in the Demised Premises through the systems, which shall be in compliance with the performance specifications of the systems installed by Landlord in the Building. Air Conditioning shall be provided from May 15 through October 15 during "regular hours" (that is between the hours of 8:00 A.M. and 6:00 P.M.) of "business days" (which term is used herein to mean all days except Saturdays, Sundays and days now or hereafter observed by the Federal or New Jersey State government as legal holidays and those now or hereafter designated by the applicable Building service union employees service contract or by the applicable Operating Engineers contract (collectively "holidays") throughout the year. Heating and ventilation shall be provided during other periods of the year as may be required for comfortable occupancy of the Demised Premises during regular hours of business days. If Tenant shall require heating, ventilating or Air Conditioning service at any other time (hereinafter referred to as "after hours), Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, and Tenant shall pay on demand Landlord's cost plus fifteen (15%) percent. In the event the after hours service is shared by other tenants, the cost thereof shall be prorated among all such tenants. Notwithstanding anything in the foregoing to the contrary, after hours Air Conditioning service may only be requested from May 15 through October 15. Anything contained in this
Section 17.01 to the contrary notwithstanding, Landlord agrees that upon not less than forty-eight (48) hours prior notice, it shall provide Tenant with Air Conditioning service on not more than five (5) Sundays during any calendar year from 9:00 a.m. to 1:00 p.m. ("Tenant's Limited Special Hours") and that during Tenant's Limited Special Hours, Tenant shall only be required to pay Landlord, upon demand, Landlord's labor and other out-of-pocket costs for providing Air Conditioning service to Tenant during Tenant's Limited Special Hours.

                  17.02 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for the systems, rearrangement of partitioning or opening of windows in the Demised Premises while the systems are in operation which interferes with normal operation of the heat, ventilation and Air Conditioning in the Demised Premise, may require changes in the systems. Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 13.

                                   ARTICLE 18

                            Landlords Other Services

                  18.01 Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times.

                  18.02 Landlord, at its expense, shall cause the Demised Premises to be cleaned in accordance with the cleaning specifications annexed hereto as Exhibit F. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors,
(ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations; private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have after hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord obligations hereunder (and the usage thereof shall be included in the Initial Survey).

                  18.03 Landlord, at its expense, shall furnish adequate hot and cold water to the floor on which the Demised Premises are located for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes, other than drinking, lavatory and cleaning purposes, and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water, other than drinking, lavatory and cleaning purposes, shown on such meters, at Landlord's cast thereof, on the rendition of Landlord's bills therefor.

                  18.04 Landlord, at its expense, and on Tenant's request, shall maintain the original listings on the Building directory of the names of Tenant, and the names of any of their officers and employees, provided that the names so listed shall not take up more than 7.8% of the difference between (i) total number of lines on the Building directory and (ii) ten (10). In the event Tenant shall require additional or substitute listings on the Building directory, Landlord shall, to the extent space for such additional or substitute listing is available, maintain such listings and Tenant shall pay to Landlord an amount equal to Landlord's reasonable charge for such listings.

                  18.05 Tenant shall have the right to use sixty-six (66) parking spaces as assigned by Landlord in parking areas designated by Landlord in and around the Building. Landlord reserves the right to assign different spaces to Tenant or to designate different parking areas for Tenant's use without any liability to Tenant and Tenant agrees that any change in assignment of spaces or reassignment of parking areas shall not give rise to any claims or offset against Landlord hereunder.

                  18.06 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, Air Conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in goad faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any "other cause beyond Landlord's reasonable control (hereinafter collectively referred to as Landlords delay"). Landlord shall use reasonable diligence to restore the heating, ventilating, Air Conditioning, electric, sanitary, elevator, or other building systems serving the Demised Premises or other service required to be provided by Landlord as soon as reasonably practicable after the abatement of any Landlord's delay in such a manner as to minimize inconvenience, annoyance, interruption or injury to Tenant's business.

                                   ARTICLE 19

                  Access, Changes In Building Facilities, Name

                  19.01 All except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

                  19.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises.

                  19.03 Landlord or Landlord's agent shall have the right, upon request (except in emergency under Clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure.

                  19.04 During the period of twelve (12) months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants.

                  19.05 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the garage and street entrances, public spaces, parking spaces, plazas, common areas, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable, provided that Tenant's access to the Building or Demised Premises shall not be materially impaired. Landlord agrees that when making such changes, it shall use reasonable efforts to minimize inconvenience, annoyance, interruption or injury to Tenant's business.

                  19.06 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

                  19.07 For the purposes of Article 19, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

                                   ARTICLE 20

                               Notice Of Accidents

                  20.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, Air Conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 21

                        Non-Liability And Indemnification

                  21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

                  21.02 Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and
(b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

                  21.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of Cod or other like cause beyond Landlord's reasonable control (collectively "unavoidable delays"). Landlord agrees to use reasonable diligence to fulfill any of such obligations as soon as reasonably practicable after the abatement of the relevant unavoidable delay.


                                   ARTICLE 22

                              Destruction Or Damage

                  22.01 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any Tenant's Work.

                  22.02 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for, the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

                  22.03 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article Tenant may terminate this lease, by notice to Landlord, if (i) within thirty (30) days after Landlord's final insurance adjustment, Landlord either
(x) notifies Tenant that it does not intend to repair and restore same, or (y) notifies Tenant that Landlord has reasonably and in good faith determined that the required repairs or restoration are not capable of being completed in less than twelve (12) months using due diligence, or (ii) Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of Cod, or any other cause beyond Landlord's reasonable control.

                  22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the

Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

                  22.05 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, which constitutes a breach of any of Tenant's obligations under this lease, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

                  22.06 Landlord will not carry insurance of any kind on Tenant's Property or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

                  22.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any provision, law or statute of the State of New Jersey, providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 23

                                 Eminent Domain

                  23.01 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

                  23.02 If only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking, if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to
Article 5 according to the rentable area remaining.

                  23.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for (i) Tenant's moving expenses, (ii) the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of the Landlord and (iii) the value of Tenant's Work which does not become part of the Building or the property of Landlord, the original cost of which is in excess of $272,772.00, provided, however, that in any of such events, Landlord's award is not thereby reduced or otherwise adversely affected.

                  23.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder. in the event of a temporary taking during the tenth (lOth) year of the term of this lease, Tenant shall have the right ("Tenant's Condemnation Termination Right") to terminate this lease provided the temporary taking shall affect all or a substantial part of the Demised Premises by sending written notice thereof (the "Condemnation Termination Notice") to Landlord by certified mail, return receipt requested on or before the tenth (10th) day after Tenant receives notice of such temporary taking. If Tenant shall send the Condemnation Termination Notice to Landlord within the time and in the manner hereinbefore provided, then the term of this lease shall end and expire on the later date to occur of (a) the effective date of such temporary taking, or (b) ten (10) days after the Condemnation Termination Notice as if such day were the Expiration Date and Tenant shall thereupon assign all of its right, title and interest in and to any portion of the award to which Tenant might otherwise be entitled. If Tenant shall fail to send the Condemnation Termination Notice within the time and in the manner hereinbefore provided, then Tenant's Condemnation Termination Right shall expire and Tenant shall have no further right to terminate this lease.

                  23.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a Building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

                  23.06 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

                  23.07 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 24

                                    Surrender

                  24.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear (i.e. superficial marks on the partitions, holes caused by nails or bolts that can be repaired by patching and repainting, and similar ordinary deterioration for executive and general office use) and Tenant shall remove all of Tenants Property therefrom except free standing partitions (which may be removed or left in the Demised Premises at Tenant's option) and as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

                                   ARTICLE 25

                            Conditions Of Limitation

                  25.01 To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) if such event occurs with the acquiescence of Tenant, at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for one hundred twenty (120) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                  25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

                        (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for three (3) business days after Landlord shall have given Tenant a notice specifying such default; or

                        (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 10.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

                       (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9; or

                       (d) whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty), or

                       (e) when Tenant shall be in default in the observance or performance of its obligations under any other lease in the Building, then in any of said cases set forth in the foregoing Subsections (a), (5), (c) (d) and
(e), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                   ARTICLE 26

                              Re-Entry By Landlord

                  26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for three (3) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

                  26.02 In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                  26.03 If this lease shall terminate under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.


                                   ARTICLE 27

                                     Damages

                  27.01 If this lease is terminated under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                       (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of:

                             (1)  the aggregate of the fixed rent and the
additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                             (2)  the aggregate rental value of the Demised
Premises for the same period; or

                       (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

                  If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

                  In the event that (i) Landlord shall terminate this lease or re-enter the Demised Premises as aforesaid and (ii) Landlord elects to collect damages as provided in Subsection (b) of this Section 27.01, then Landlord shall use reasonable efforts to relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation whatsoever to relet the Demised Premises or any part thereof prior to the letting of any other space in the Building or space in other Buildings owned by Landlord in Bergen County, New Jersey, and shall in no event be liable for failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises and pay such brokerage commissions and legal fees as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any liability.

                  27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

                                   ARTICLE 28

                                     Waiver

                  28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future Law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

                  28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder after notice and the expiration of any applicable cure period, then (i) Tenant waives Tenant's right, if any, to thereafter designate the items against which any payments made by Tenant are to be credited, and (ii) Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

                  28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

                  28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

                                   ARTICLE 29

                        No Other Waivers Or Modifications

                  29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

                  29.02 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

                        (a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting;

                        (b) the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach; and

                        (c) no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE 30

                    Curinq Tenant's Defaults, Additional Rent

                  30.01 (a) if Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

                        (b) if Tenant is late in making any payment due to Landlord from Tenant under this lease for five (5) or more days, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at the following rates:

                             (i)  for an individual or partnership tenant,
computed at the maximum legal rate of interest;

                             (ii) for a corporate tenant, computed at the
greater of (A) one and 25/100 (1.25%) percent per month or (B) two (2%) percent per annum over the then prime rate of Chase Manhattan Bank, N.A. but in no event in excess of the maximum legal rate of interest chargeable to corporations in the State of New Jersey.

                  30.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all cost; expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                  30.03 If Landlord shall default in the performance of any of Landlord's repair obligations under this lease with respect to the Demised Premises (other than the shafts, stacks, pipes, conduits, ducts, electric, heating, ventilating, Air Conditioning, plumbing, elevator or other Building systems or other utilities, or the Building's exterior, common areas or structural elements), Tenant may (but shall not be obligated to), upon giving Landlord thirty (30) days prior written notice of such default stating Tenant's intention to perform such repair, provided that Landlord has failed to commence such repair prior to the expiration of such thirty (30) day period, perform the same for the account and at the expense of Landlord, in the event that Landlord shall fail to commence such repair within such thirty (30) day period and thereafter proceed with same to completion, subject to unavoidable delays, Tenant may make such repair using contractors first approved by Landlord, after completion of which Tenant may request reimbursement from Landlord, provided that Tenant's request be accompanied by paid receipted invoices for all labor and materials furnished in connection with such repair. In the event that Landlord fails to reimburse Tenant for the cost of such repair within thirty
(30) days after Tenant's request is made as aforesaid, Tenant's sole remedy shall be to bring a separate action against Landlord for such reimbursement without any right of offset, deduction, abatement or counterclaim under this lease whatsoever.

                                   ARTICLE 31

                                     Broker

                  31.01 Tenant covenants, warrants and represents that there was no broker or finder except Bender & Company, Inc., Cushman and Wakefield, Inc., and Newmark & Co. instrumental in consummating this lease and that no conversations or negotiations were had with any broker or finder except Bender & Company, Inc., Cushman and Wakefield, Inc., and Newmark & Co. concerning the renting of the Demised Premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage, finder or other commission or fee arising out of any conversations or negotiations had by Tenant with any broker or finder except Bender & Company, Inc., Cushman and Wakefield, Inc., and Newmark & Co.

                                   ARTICLE 32

                                     Notices

                  32.01 Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), with copies of any notice, statement, demand or other communication required or permitted to be given, other than ordinary statements and demands for rent and additional rent to (a) in the case of notices given to Landlord, to Dreyer and Traub, 101 Park Avenue, New York, New York 10178, Attn: Robert J. Ivanhoe, Esq. and (b) in the case of notices given to Tenant, to Weitzner, Levine, Hamburg and Walzer, 230 Park Avenue, New York, New York, Attn: Martin Walzer, Esq., and shall be deemed to have been given, rendered or made on the day so mailed, unless mailed outside of the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the expiration of the normal period of time for delivery of mail from the post office of origin to the post office of destination. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it.

                                   ARTICLE 33

                        Estoppel Certificate, Memorandum

                  33.01 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting which certificate may be dealing. Additionally, Tenant's Statement shall contain such other information as shall be required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

                  33.02 Tenant agrees that it shall not record this lease or a copy hereof. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease.

                                   ARTICLE 34

                                   Arbitration

                  34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the Borough of Fort Lee, County of Bergen for the appointment of a single arbitrator.

                  34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the Town of Fort Lee, County of Bergen. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

                  34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within sixty (60) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New Jersey or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

                  34.04 All the expenses of the arbitration shall be borne by the parties equally.

                                   ARTICLE 35

         No Other Representation; Construction, Governing Law, Consents

                  35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

                  35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

                  35.03 This lease shall be governed in all respects by the laws of the State of New Jersey.

                  35.04 Wherever in this lease it is specifically provided that Landlord's consent or approval shall not be unreasonably withheld, such consent or approval shall not be unreasonably delayed. If Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                                   Article 36

                                  Parties Bound

                  36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

                  36.02 If Landlord shall be an individual, joint venture, tenancy in common, copartnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease,. the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 37

                      Certain Definitions And Construction

                  37.01 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit E annexed hereto shall be utilized.

                  37.02 The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                   ARTICLE 38

                  Adjacent Excavation And Construction-Shorinq

                  38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 39

                      Supplemental Air Conditioning Systems

                  39.01 Landlord agrees that Tenant may install, at Tenant's own cost and expense, an additional Air Conditioning system, including a separate water riser and cooling tower (the "Supplemental Air Conditioning System"), to enable Tenant to receive up to an additional twenty (20) tons of Air Conditioning for the Demised Premises subject to and in accordance with the provisions of this Article 39. The costs of installation, maintenance and operation of the Supplemental Air Conditioning System shall be borne by Tenant.

                  39.02 Tenant may, at its sole cost and expense, connect its Supplemental Air Conditioning System to Landlord's condenser water riser or the separate water riser attached to Tenant's separate cooling tower, as the case may be, at a location designated by Landlord, which connection shall be subject to Landlord's prior written approval. If Tenant connects to Landlord's condenser water riser, Landlord shall furnish condenser water through its risers for use by Tenant in connection with its Supplemental Air Conditioning System on such days as same is being produced for the operation at the Building's air-conditioning system and available for distribution to tenants, during "regular hours" (that is between the hours of 8:00 a.m. and 6:00 p.m.) of "business days" (which terms are used herein to mean all days except Saturdays, Sundays and holidays observed by the Federal or New York State Government as legal holidays) for Tenant's Supplemental Air Conditioning System and in such event, Tenant covenants and agrees to pay Landlord for its use of condenser water at the rate of twenty cents (20(cent)) (the "Base Rate") per rated ton of cooling capacity of the Air Conditioning system installed by Tenant for every hour of usage thereof as measured by clocks or other devices satisfactory to Landlord and installed by Tenant at Tenant's sole cost and expense. The rate shall be subject to adjustment for increases in the cost to Landlord in connection with the creating and furnishing of condenser water over the costs which exist as of the date hereof. In the event that either (a) a separate water riser and cooling tower is installed and Landlord shall supply condenser water to Tenant's Supplemental Air Conditioning System during the business hours and/or after hours of operation thereof, or (b) Tenant requires condenser water through Landlord's water risers for the after hours operation of Tenant's Air Conditioning system, Landlord shall furnish such condenser water to Tenant and Tenant shall pay Landlord for Tenant's use of condenser water at the rate then charged by Landlord for furnishing condenser water to tenants of the Building, for supplemental Air Conditioning use (including any surcharge then charged by Landlord for the provision of such service after hours not to exceed fifteen (15%) percent of Landlord's Cost) per rated ton of cooling capacity of the Air Conditioning equipment installed by Tenant for every hour of usage thereof, as measured by clocks or other devices satisfactory to Landlord and installed at Tenant's sole cost and expense as a part of the installation of Tenant's Supplemental Air Conditioning System but in no event less than the Base Rate as from time to time adjusted as aforesaid. All payment due under this Section shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor and shall be deemed to constitute additional rent payable under this lease. Tenant may, at its sole cost and expense connect to Landlord's Building waste lines in connection with the operation of the Supplemental Air Conditioning System and the manner of such connection shall be subject to Landlord's prior written approval. All facilities, machinery and equipment relating to the Supplemental Air Conditioning System shall be connected by Tenant and operated by Tenant solely at Tenant's cost and expense. All such facilities, except the cooling tower and condenser water riser, if installed by Tenant, shall be installed by Tenant solely within the Demised Premises. Tenant's Air Conditioning facilities, equipment and machinery shall be water-cooled in design and operation. Tenant's blowers, chilling equipment, fans and other facilities, equipment and machinery used in connection with Tenant's Supplemental Air Conditioning System shall operate on electricity purchased by Tenant in accordance with the provisions of Article 16 of this lease. Prior to installing any facilities, equipment, machinery and ducts in connection with the Supplemental Air Conditioning System or commencing any work in connection therewith, Tenant shall submit to Landlord plans and specifications for the work to be done for Landlord's approval. In performing any work or making any installation in connection with the Supplemental Air Conditioning System after the Commencement Date, Tenant shall comply with and be bound by the provisions of Article 13 of this lease. All facilities; equipment, machinery and ducts installed by Tenant in connection with the Supplemental Air Conditioning System and the connection to Landlord's condenser water and waste lines shall (a) be subject to Landlord's prior written approval which shall not be unreasonably withheld or delayed, (b) comply with Landlord's reasonable requirements as to installation, maintenance and operation, and (c) comply with all other terms, covenants and conditions of this lease applicable thereto. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said facilities.

                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.


                                               --------------------------------

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On this ____ day of July, 1986, before me personally came ________________________, to me known who, being by me duly sworn, did depose and say that he resides in ____________________________ ; that he is the ____________________ of PHILIPP BROTHERS CHEMICALS, INC., the corporation described in and which executed the foregoing instrument; as TENANT; and that he signed his name thereto by order of the board of directors of said corporation, by like order.


                                                   ----------------------------
                                                            Notary Public

                                    EXHIBIT A

                                   DESCRIPTION


               ALL that certain lot, piece or parcel of land, situate, lying and being in the Town of Fort Lee, County of Bergen and State of New Jersey, bounded and described as follows:

               BEGINNING at a point where the Northeasterly right of way line of Lewis Street (50 feet wide) intersects the Northwesterly right-of-way line of Linwood Avenue (50 feet wide) and running Thence:

               1. Along the Northeasterly right-of-way line of Lewis Street, North 51 degrees 22 minutes 11 seconds West, 539.80 feet to a point; Thence

               2. Along the Southeasterly right-of-way line of Fletcher Avenue (60 feet wide), North 38 degrees 43 minutes 09 seconds East, 54.43 feet to a point of curvature; Thence

               3. Along the Southerly line of Kelby Street (50 feet wide), Northeasterly and Southeasterly on a curve to the right having a radius of 106.82 feet, an arc length of 122.46 feet to a point of curvature; Thence

               4. Still along the same, Southeasterly on a curve to the right having a radius of 548.78 feet, an arc length of
                    232.02 feet to a point of tangency; Thence

               5. Still along the same, South 51 degrees 22 minutes 11 seconds East, 206.01 feet to a point of curvature; Thence

               6. Southeasterly and Southerly on a curve to the right having a radius of 42.00 feet, an arc length of 66.63 feet to a point of tangency; Thence

               7. Along a widened section of Linwood Avenue South 39 degrees 31 minutes 19 seconds West, 7.37 feet to a point; Thence

               8. South 51 degrees 22 minutes 11 seconds East, 3.00 feet to a point; Thence

               9. Along the widened section of Linwood Avenue, South 37 degrees 13 minutes 46 seconds West, 50.00 feet to a point; Thence

               10. South 51 degrees 22 minutes 11 seconds East, 1.00 feet to a point; Thence

               11. Along the right of way line of Linwood Avenue (50 feet wide), South 39 degrees 31 minutes 19 seconds West, 100.00 feet to the point or place of Beginning.


                              Reverse to "positive"

                                [GRAPHIC OMITTED]

                                    EXHIBIT C

                                   WORK LETTER


PART A:           Tenant's Plan; Specifications and Drawings:

                  1. On or before the dates listed below, Tenant shall, at its sole cost and expense, prepare and submit to Landlord, for Landlord's approval, the following descriptive information, detailed architectural drawings and specifications and detailed information in connection with mechanical and engineering drawings to be prepared byo Landlord (herein referred to as "Tenant's Plans") for any work to be done by Landlord under Parts B or D hereof in connection with Tenant's layout of the Demised Premises, which Tenant's Plans shall be prepared by an architect or space planner designated by Landlord at Tenant's sole cost and expense:

                  Phase 1: On or before July 25, 1986:

                  Preliminary architectural drawings including:

                  (a) Location, loads and dimensions of telephone equipment rooms.

                  (b)  Partition locations and type.

                  (c)  Door Locations, size and type, hardware schedule.

                  (d)  Reflected ceiling plans.

                  (e)  Any structural architectural installations.

                  (f) Cabinet work and any other information affecting other trades.

                  (g) Non-building standard ceiling heights and/or materials, and any other information not specified in Phases 2 and 3 below.

                  Phase 2: On or before July 30, 1986:

                  1. Detailed information required by Landlord in connection with final mechanical and engineering drawings to be prepared by Landlord including:

                  (a) Total electrical load, including lighting for entire space and location of electrical and telephone outlets, and showing amount and location of areas requiring loads in excess of Building Standard.

                  (b)  Air Conditioning loads.

                  (c) specific plumbing requirements, including plans, specifications and sections.

                  2. Final Architectural working drawings f or the items set forth in Phase 1.

                  Phase 3: On or before August 8, 1986:

                  (a) Decorative plans, including paint schedule, floor coverings and wall coverings.

                  (b)  Non-structural architectural detailing.

                  1. Utilizing the information shown on Tenant's Plans, Landlord shall cause mechanical and structural plans to be prepared at Tenant's sole cost and expense.

                  2. All plans and specifications for all work to be performed in and to the Demised Premises (including, without limitation, Tenant's Plans) are subject to Landlord's prior written approval, which shall not be unreasonably withheld. Within ten (10) days after notification from Landlord of any objections to Tenant's Plans, Tenant shall submit to Landlord new plans (the "Revised Tenant's Plans") curing Landlord's objections. If Tenant's Plans, the Revised Tenant's Plans or Revisions (as hereinafter defined) require any materials, services, or installations that will result in a delay in construction, Landlord may reject those items of Tenant's Plans, the Revised Tenant's Plans or Revisions which will occasion such delay. Tenant shall pay to Landlord, as additional rent, within five (5) days after submission to Tenant of a statement therefor, the costs incurred by Landlord for review of Tenant's Plans, Revised Tenant's Plans and Revisions.

                  3. Tenant's Plans and the Revised Tenant's Plans shall comply with and conform to the plans of the Building filed with the Department of Buildings of the Town of Fort Lee, and with all rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building and/or the Demised Premises. Landlord shall, at Tenant's expense, file all necessary architectural plans, together with any mechanical plans and specifications, in such form (building notice, alteration, or other form) as may be necessary, with the appropriate governmental agencies. Any changes required by any governmental department affecting the construction of the Building and/or the completion of the Demised Premises shall be complied with by Landlord in completing the construction of the Building and/or the completion of the Demised Premises and shall not be deemed to be a violation of Tenant's Plans or the Revised Tenant's Plans or any provisions of this Work Letter. Landlord agrees, that prior to making any changes required by any governmental department to notify Tenant thereof and to provide Tenant with any alternative changes that are acceptable to such governmental department. If such governmental department has given such alternative changes to Landlord, Tenant may designate, within five (5) days after Landlord's notice to Tenant thereof, which alternative that it desires Landlord to utilize for such change. If the governmental department fails to give Landlord alternatives for changes or Tenant fails to notify Landlord which alternative that it desires Landlord to utilize within said five (5) day period, then such changes shall be made by Landlord as required or the alternative selected by Landlord, as the case may be, shall not be deemed a violation of Tenant's Plans, Revised Tenant's Plans or any provisions of this Work Letter and shall be deemed automatically accepted and approved by Tenant and shall, subject to Tenant's prior approval which shall not be unreasonably withheld, provided that Tenant's approval shall be deemed granted if Tenant fails to disapprove such changes within five (5) days after Landlord's notice to Tenant requesting such approval, Tenant's approval shall be deemed given. Additionally, any change in the base Building or any compliance with any rules, regulations and/or other requirements of any governmental agency having jurisdiction necessitated by Tenant's Plans or the Revised Plans (whether such change or compliance is required prior to or during the course or after completion of the work to be performed in the Demised Premises and whether or not Landlord shall have previously approved such Tenant's Plans or the Revised Tenant's Plans) shall be accomplished at Tenant's sole cost and expense. The granting by Landlord of its approval to Tenant's Plans or the Revised Tenant's Plans shall in no manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with governmental, quasi-governmental or other requirements.

                  4. Tenant shall have the right to make changes from time to time in Tenant's Plans or the Revised Tenant's Plans (other than changes necessitated by Landlord's objections) by submitting to Landlord revised plans and specifications (herein referred to as the "Revisions"). All Revisions shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Upon receipt and approval of any Revisions, Landlord shall submit the Revisions so approved to the contractors or subcontractors performing the trade or trades involved in the Revisions, and, if applicable and as requested by Tenant, obtain and deliver to Tenant "Estimates (as such term is defined in Part
D) in connection therewith. The cost of any Revisions shall be borne solely by Tenant and shall be subject to the "Contractors Fee" (as such term is defined in Part D). Landlord shall have the right to disapprove any Revisions that would, in Landlord's reasonable opinion, delay the Commencement Date, unless, in conjunction with submitting the same, Tenant agrees in a writing satisfactory to Landlord to commence to pay the rental reserved under the Lease on the date upon which the Commencement Date would have occurred but for Landlord's performance of the Revisions.

                  5. Any architect, space planner and engineer that Tenant elects or is required to utilize shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

                  6. All amounts payable by Tenant for work to be done by Landlord pursuant to this Work Letter shall be paid by Tenant within five (5) days after the submission to Tenant of statements, bills or invoices therefore. Such statements, bills or invoices shall be conclusive and binding on Tenant unless Tenant shall notify Landlord within thirty (30) days after its receipt of such statement, bill or invoice that it disputes the correctness thereof, specifying the particular respects in which the statement, bill or invoice is claimed to be incorrect. Pending the resolution of such dispute by agreement between the parties or otherwise, Tenant shall pay all amounts due in accordance with the statement, bill or invoice, but such payment shall be without prejudice to Tenant's right to dispute same. If the dispute shall be resolved in Tenant's favor, Landlord shall, within five (5) days after Tenant's demand pay Tenant the amount of the overpayment, if any, resulting from Tenant's compliance with such statement, bill or invoice.

PART B:

                  Landlord shall provide and install the following facilities and materials and complete the following work as part of "Landlord's Work" (as hereinafter defined) in accordance with Tenant's Plans or the Revised Tenant's Plant For purposes of this lease, "Landlord's Work" shall be:

                  1.       Partitions:

                  lA)      Interior Office Partitions

                  Furnish and install drywall partitioning with 2-1/2" metal studs and Building Standard gypsum board where designated by Lessee but limited to the lineal footage equal to 50 lineal feet per 1,000 square feet of the Lessee's rentable area as outlined in the Lease. Interior office partitions as hereinafter defined shall extend from floor to underside of ceiling tiles. Any jogs, curves, or angles in any partition is not included.

                  1B)      Demising Wall Partitions

                  Furnish and install drywall partitioning between Lessees, and between Lessee and corridors; with 2-1/2" metal studs and gypsum board. Amount of lineal footage shall be equal to 75 lineal feet of demising wall partitions per 5,000 rentable square feet. These partitions shall extend from floor to underside of slab above.
Partitions shall include insulation.

                  2.       Doors:

                  2A)      Interior Doors

                  Furnish and install one (1) Building Standard door and frame complete with latch set for each 40 lineal feet of partition as outlined in Item 1(A).

                  Doors within tenant space to be 3'O" x 7'0" solid wood, stain grade, KD frame. No special undercutting shall be provided. Latchset to be Corbin 863 x410 or equal as selected by Landlord.

                  2B)      Entrance Doors

                  Furnish and install one (1) Building Standard single door and frame including closer and lockset, masterkeyed to Building System for each 10,000 rentable square feet of Tenant's area as outlined in lease.

                  Entrance door to be 3'0" x 9'0" solid core white oak.

                  Lockset to be Corbin (lever type) or equal as selected by Landlord. Closer to be Corbin or equal as selected by Landlord.

                  3.       Painting:

                  a. Interior wall surfaces required to be furnished by Landlord hereunder shall receive one (1) coat of primer and one (1) coat of Building Standard color paint.

                  b. Wood doors required to be furnished by Landlord hereunder will receive one (1) coat of primer and one (1) coat of Building Standard color paint.

                  c. Metal doors required to be furnished by Landlord hereunder not having baked enamel finish shall receive two (2) coats of Building Standard enamel paint over one (1) coat of primer.

                  d. Paint manufacturer to be utilized is Benjamin Moore or equal.

                  4.       Flooring:

                  a. An allowance of $10.00 per square yard will be given to Tenant towards the purchase and installation of carpet and base in areas where VAT is not installed by Landlord, which shall be allowed to Tenant even if Tenant furnishes and installs carpet as provided in Section 4(d) hereof.

                  b.       Deleted prior to execution.

                  c. Supply rooms, telephone and equipment rooms, and mailrooms will receive vinyl asbestos tile and base to be selected from Landlord's supplier. An allowance of seventy-five (75) cents per square foot will be given towards this purchase.

                  d. Tenant shall have the right, upon reasonable advance notice to Landlord, to furnish and install all carpet in the Demised Premises as Rejected Tenant's Work was such term is hereinafter defined).

                  5.       Lighting:

                  a. Furnish and install one (1) Building Standard light fixture per 80 rentable square feet. Landlord shall supply and install initial lamps and ballasts, and Tenant will be responsible for the furnishings and installations of any and all additional lamps and ballasts.

                  b. Building Standard light fixture is Keystone #2A440-EXA-GW-SH-277 with energy saving ballast and energy saving lamps.

                  6.       Heating, Ventilating and Air Conditioning:

                  a. Furnish and install Building Standard air conditioning outlets at one (1) diffuser per 200 rentable square feet of enclosed office area. There will be no credits towards additional diffusers if the enclosed office areas are less than 200 square feet.

                  b. Furnish and install Building Standard diffusers at three (3) diffusers per 1,000 rentable square feet open space.

                  c. Building Standard diffusers are 24" x 24" lay-in grills and/or registers connected to a 6" duct.

                  d. If Tenant's equipment (i.e. computers, etc.) requires air conditioning above and beyond Building Standard, said additional air conditioning, including cost of operation as stipulated in the lease) shall be paid for by Tenant as an extra cost. Any special exhaust requirements will also be an extra cost to be paid by Tenant.

                  e. Landlord will provide one (1) smoke exhaust fan per tenant.

                  7.       Electrical:

                  a. Furnish and install one (1) Building Standard duplex receptacle per 125 rentable square feet. The aforesaid outlets are to be located only in the ceiling high partitions at Building Standard mounting heights. The Building proper will contain wires, risers, conduits, feeders and panel equipment necessary to furnish the premises with electrical energy in an amount equal to (i) 2.2 watts per rentable square foot of space for lighting and (ii)
1.8 watts per rentable square foot of space for other electrical consumption.

                  8.       Switches:

                  a. Furnish and install Building Standard switches to service ceiling fixtures as required by the underwriters code at one switch per room.

                  9.       Life Safety System:

                  a. Full floor tenants (occupying floors 7 through 18) will be provided with 132 sprinkler heads per floor, which may be pre-installed. Tenants leasing a partial floor will be provided only with the sprinklers pre-installed in Tenant's space. Revisions to pre-installed sprinkler systems required by any tenant, and any work required to be performed as a result of such revisions, including without limitation, removal, revision and/or reinstallation of any ceiling tiles and/or ceiling grids, shall be at Tenant's expense.

                  10.      Telephone Service:

                  a. The Landlord shall arrange with New Jersey Bell Telephone Company for telephone service within the equipment room in the building core.

                  b. All telephone work and wiring in partitions, floors, and ceilings to be arranged for by Tenant with New Jersey Bell Telephone Company or other qualified installer selected by Tenant.

Non-completion of the telephone work will not delay Tenant's acceptance of the demised premises or the payment of rent. All electrical load centers, special wiring, and plywood supplied by Landlord for telephone equipment shall be an extra cost to be paid by Tenant.

                  11.      Window Covering:

                  a. Furnish and install Building Standard horizontal blinds with color as established by Landlord for all exterior windows. No substitutions are permitted.

                  12.      Ceiling:

                  a.       Lay-in tile ceilings shall be 24" x 48" exposed
 T spline.

                  b.       Ceiling heights to be 9'O" on office floors.

                  As used in this Work Letter, the term "Building Standard" shall mean such materials as Landlord may elect to use as part of its standard construction substantially throughout the Building.

PART C:           Substitutions and Credits

                  1. Tenant may request that Landlord substitute alternate materials, equipment and fixtures for those specified in Part B provided that such substitute items are new and are of a quality at least comparable to those replaced. In addition, Tenant may request that Landlord omit the installation of any item or items not theretofore installed, in which event Landlord shall thereupon be released from any obligation to install the same at any time thereafter.

                  2. If, upon Tenant's request, Landlord shall utilize materials, or install equipment or fixtures, other than those described in Part B, Tenant shall pay to Landlord, on demand as additional rent under the Lease, an amount equal to the sum of (a) Landlord's Cost (as hereinafter defined) for the substitute item, plus (b) an amount equal to Landlord's cost for its overhead for administration and handling of the substitution, not to exceed fifteen (15%) percent of Landlord's Cost. Notwithstanding such payment by Tenant, the substitute item shall be and remain the property of Landlord and shall not be removed by Tenant either before or after the Expiration Date.

                  3. In the event that, upon Tenant's request, Landlord shall omit the installation of any item or items described in Part B, whether by reason of substitution or otherwise, Landlord, subject to the further provisions of this paragraph 3, shall credit the amount, if any, allowed to Landlord by Landlord's materialmen for returning such item or items against any amounts due to Landlord in connection with the substitution of other item or items therefor or in connection with Landlord's installation of any additional item or items of like kind pursuant to the terms of Part D and such credits shall be allowed only after such amounts due to Landlord have been determined. In no event, however, shall Landlord (a) pay any cash credit to Tenant, (b) allow a credit to Tenant against fixed or additional rent (except as otherwise set forth in this paragraph 3), (c) allow a credit to Tenant against amounts due to Landlord for the installation of any substitute or additional item or items of a kind, nature, or character different from that omitted, (d) allow a credit to Tenant for such omitted item in an amount to exceed the amount allowed or credited to Landlord by the materialmen furnishing the omitted item upon a return or non-utilization thereof or (e) allow a credit to Tenant of any kind for partitioning omitted or otherwise not installed.

                  4. For purposes of this Work Letter, "Landlord's Cost" shall mean amounts charged by Landlord's contractor; subcontractors and materialmen for furnishing and installing any item or performing any work, including, without limitation, labor costs and costs for general conditions in connection therewith (which general conditions shall include, without limitation, rubbish removal, hoisting and other items generally included within the term "general conditions" in the Metropolitan New York Area.

PART D:           Landlord's Performance of Items of Tenant's Work:

                  1. If Tenant shall desire that Landlord perform any work (the "Tenant's Work") in and to the Demised Premises in addition to the work set forth in Part B same shall be clearly identified in Tenant's Plans or the Revised Tenant's Plans submitted by Tenant for such work pursuant to Part A. With reasonable dispatch, but not more thin sixty (60) days after receipt of such request and plans, Landlord shall notify Tenant as to whether Landlord agrees to perform all or any part of the Tenant's Work, which notice shall be sent to Tenant together with Landlord's written estimates (the "Estimates") of the cost of those parts of the Tenant's Work which Landlord is willing to perform (the "Acceptable Tenant's Work"). Within ten (10) working days after Tenant's receipt of the Estimates, Tenant shall notify Landlord in writing as to which of the Estimates it accepts and desires that Landlord proceed with the Acceptable Tenant's Work covered by the acceptable Estimates. If Tenant shall fail to respond to all Estimates within such ten (10) working day period, then
(a) the Estimates not accepted by Tenant shall be deemed disapproved in all respects by Tenant, (b) Landlord shall not be obligated to proceed on any of the Acceptable Tenant's Work including the items covered by Estimates acceptable to Tenant (in which event Landlord shall send Tenant a notice (the "Rejection Notice") indicating the items of Acceptable Tenant's Work as to which Landlord refuses to proceed), and (c) Tenant shall perform all of the Acceptable Tenant's Work which Landlord will not perform as well as the balance of the Tenant's Work, or Tenant will cause the same to be performed, through its own contractors or subcontractors in accordance with the terms of Part E. Notwithstanding anything in this Work Letter to the contrary, any Tenant's Work involving items relating to any of the Building systems or which will be physically attached to the Demised Premises or portions thereof (including, without limitation built-in cabinetry and similar items) and items that will be electrified or have electrical wiring or equipment running through or attached to same (all such items are hereafter referred to as "Required Items"), must be requested by Tenant to be performed by Landlord and if Landlord agrees to perform same, such work must be performed by Landlord and Tenant may not elect to have same performed by another party or parties, and, with respect to such Required Items, the provisions of Part D l.(c), shall not be applicable.

                  2. If Landlord shall agree, and Tenant shall authorize Landlord, to perform any Acceptable Tenant's Work as provided in paragraph 1 above, Landlord shall perform such Acceptable Tenant's Work for the account of Tenant, and Tenant shall pay Landlord therefor, as additional rent under the Lease, an amount equal to the sum of (a) Landlord's Cost of performing such Acceptable Tenant's Work , plus (b) a "Contractors Fee", which shall be an amount equal to Landlord's Cost for its overhead and supervision for the administration of the performance of such Acceptable Tenant's Work by Landlord and/or its contractor not to exceed fifteen (15%) percent of Landlord's Cost. Landlord or its contractor may submit monthly statements to Tenant for sums due to it under this paragraph 2, for such Acceptable Tenant's Work performed by Landlord or the contractor to date and/or for materials delivered to the job site during the previous month, and the same shall be payable by Tenant to Landlord or its designee within five (5) days thereafter.

PART E:   Tenant's Performance of Items of Tenant's Work:

                  1. Landlord shall permit Tenant and its agents to enter upon the Demised Premises prior to the Commencement Date so that Tenant may perform, through its own contractors (to be first approved in writing by Landlord) and in accordance with Tenant's Plans or the Revised Tenant's Plans (as approved in writing by Landlord in accordance with Part A hereof), that portion of Tenant's Work (the "Rejected Tenant's Work") which is other than Acceptable Tenant's Work covered by Estimates approved by Tenant in accordance with paragraph 1 of Part D and which items were not covered in the Rejection Notice and are not Required Items. The approved contractors performing the Rejected Tenant's Work may perform the Rejected Tenant's Work at the same time that Landlord's contractors are working in the Demised Premises, provided, however, that (a) the construction of the Building and of the Demised Premises, and all installations required to be made by Landlord therein, shall have reached a point at which, in Landlord's sole judgment, the performance of the Rejected Tenant's Work will not delay or hamper Landlord in the completion of the same and (b) Tenant and its contractors shall work in harmony and shall not interfere with Landlord, Landlord's contractors, any other tenant, or such tenants' contractors. Landlord may, at any time, deny access to the Demised Premises to Tenant and/or to any of its contractors in the event that Landlord shall, in its sole discretion, determine that the performance or manner of performance of the Rejected Tenant's Work interferes with, delays, hampers, or prevents Landlord from proceeding with the completion of the construction of the Building and/or the completion of the Demised Premises or the Acceptable Tenant's Work at the earliest possible time. Within twenty-four (24) hours after Landlord's direction (which need not be given in writing and may be given by Landlord or its agents or contractors to Tenant or its agents or contractors), Tenant shall, and cause its contractors to, withdraw from the Building and the Demised Premises and cease all work being performed by it or on its behalf by any person, firm, or corporation (other than Landlord). Tenant shall pay to Landlord, as additional rent, within five (5) days after submission to Tenant of a statement therefor, an amount equal to all costs incurred by Landlord or its contractor or otherwise, in connection with such early entry by Tenant including, without limitation, costs for utilities, freight elevator service and hoisting. All requests for any utility or freight elevator service or hoisting shall be made by Tenant in writing.

                  2. In the event that Tenant shall be permitted to enter upon the Demised Premises prior to the Commencement Date pursuant to the terms of paragraph 1 above, such entry shall be deemed to be upon all of the terms, provisions and conditions of the Lease, except as to the covenant to pay fixed rent and additional rent payable under Article 5 of this lease. In connection therewith, Tenant and/or its contractors shall provide to Landlord, and shall maintain at all times during the performance of any Rejected Tenant's Work, worker's compensation, public liability and property damage insurance policies, all of which shall contain limits, be with companies and be in form satisfactory to Landlord. Certificates of the same shall be furnished to Landlord before Tenant or its contractors commence to perform the Rejected Tenant's Work. Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant's or Tenant's contractors' decorations, fixtures, installations, supplies, materials, or equipment prior to the Commencement Date; any such entry by Tenant and/or its contractors being at their sole risk.

                  3. To the extent that Tenant shall perform the Rejected Tenant's Work pursuant to the terms of paragraph 1, whether on or prior to the Commencement Date or thereafter, Tenant shall pay to Landlord, upon demand, as additional rent under the lease and in addition to Landlord's contractor charges, an amount equal to the sum of (a) the cost to Landlord for rubbish removal, hoisting and similar items in connection with the Rejected Tenant's Work, plus (b) an amount equal to Landlord's cost for overhead and supervision of the Rejected Tenant's Work, not to exceed the product of (i) fifteen (15%) percent and (ii) the amounts charged by the subcontractors and materialmen for the furnishing and installation of items of Rejected Tenant's Work including, without limitation, general conditions (as defined in Part C 4. hereof) in connection therewith. In connection with the Rejected Tenant's Work, no equipment or materials shall be delivered to, or removed from, the Building or the Demised Premises by Tenant or its contractor during business days between the hours of 8:00 A.M. and 3:30 P.M. without the prior written authorization, in each instance, of Landlord or its agent.

PART F:  Delays Caused By Tenant: Additional Expenses:

                  Tenant has been advised of the importance to Landlord of completing the construction of the Building and completing the Demised Premises as quickly as possible and of the great financial loss to Landlord that would result from a delay in such completion. If Tenant, or persons within Tenant's control, delays the progress of completion of work required to be performed by Landlord hereunder or which Landlord has agreed to perform hereunder or pursuant to any separate agreement by (i) failing to submit to Landlord, within the time period set forth in Part A hereof, any phase of Tenant's Plans, or failing to approve any Estimates or failing to make necessary revisions in Tenant's Plans or the Revised Tenant's Plans within the time required or delaying any selections of materials to be made by Tenant or (ii) submitting one or more Revisions to Landlord or (iii) requesting materials, finishes or installations other than Building standard, provided Landlord uses reasonable dispatch in obtaining Estimates as provided in Paragraph 1 of Part D or (iv) otherwise interfering with, or delaying, Landlord's completion of the construction of the Building or the completion of the Demised Premises, then the date of substantial completion of the Demised Premises shall be deemed to be the date (the "Completion Date") upon which the Demised Premises would have been substantially completed but for the acts or omissions of Tenant or persons within Tenant's control, and Tenant shall reimburse Landlord for an amount equal to what the fixed and additional rent for the period of such delay would have been had the Lease commenced on the Completion Date within five days after submission of a bill therefor, whether or not this lease has commenced. In addition, in the event the occurrence of any of the events sets forth in (i) - (iv) above results in any additional expenses to Landlord relating to the sequence in which any of the work to be done by Landlord under this Work Letter is accomplished, such additional expenses shall be borne solely by Tenant and shall be paid within five (5) days after submission of a bill therefor, whether or not this lease has commenced. The above provisions shall be in addition to, and not in limitation of, any other rights that Landlord shall have under this lease or at law. Landlord agrees to notify Tenant of any delays set forth in (i) - (iv) above with reasonable promptness after Landlord's learning of such delay.

                  In the event that Landlord, in connection with the performance of any Landlord's Work or Acceptable Tenant's Work, is required to utilize overtime help either (a) by reason of industry or trade conditions or union requirements or (b) in order to facilitate, in Landlord's reasonable discretion, the timely and orderly completion of Landlord's Work or Acceptable Tenant s Work, Tenant shall pay to Landlord, within five (5) days of demand therefor, the additional cost to Landlord of such overtime help.

PART C:  Landlord's Payment of a Portion of Acceptable Tenant's Work:

                  Landlord agrees that it will pay up to the sum of (i) fifty (50%) percent of Landlord's Cost of furnishing items 5, 6, 7, 9, 11 and 12(a) of Landlord's Work as set forth in Part B of this Work Letter, plus (ii) $272,772.00 on account of Acceptable Tenant's Work to be performed in the Demised Premises ("Landlord's Contribution"). In the event Tenant fails to spend the entire amount of Landlord's Contribution on account of Acceptable Tenant's Work, fifty (50%) percent of the remaining balance shall be paid to Tenant within sixty (60) days after the completion of Landlord's Work and any Acceptable Tenant's Work performed by Landlord in the Demised Premises, whereupon Landlord shall have no further obligation or liability to Tenant with respect to Landlord's Contribution.

                                    EXHIBIT D

                              RULES AND REGULATIONS


                  1. The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

                  2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

                  3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

                  4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

                  5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the door of the tenant's premises shall be done by the Landlord at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by the Landlord at its expense; any other listings shall be in the discretion of the Landlord.

                  6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premise only in a manner approved by the Landlord.

                  7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and, if so required by law, shall hold a Master Riggers license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

                  8. No machines or mechanical equipment of any kind, other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so accepted or as so consented to by the Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

                  9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

                  10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

                  11. No additional locks or bolts of any kind shall be placed upon any of the doors. or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

                  12. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

                  13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

                  14. All windows in each tenant's premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

                  15. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                                    EXHIBIT E

                                   DEFINITIONS


                  (a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

                  (b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

                  (c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

                  (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease, shall be construed as "performance and observance".

                  (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

                  (f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

                  (g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

                  (h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New Jersey Board of Fire Underwriters and/or the New Jersey Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

                  (i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain goad working order and condition.

                  (j) Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

                  (k) The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exist, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

                  (l) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

                  (m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

                  (n) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

                  (o) All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

                                    EXHIBIT F

                             CLEANING SPECIFICATIONS


1.                General

                  All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly, using approved dust-check type of mop.

                  All carpeting and rugs to be carpet swept nightly and vacuum cleaned weekly.

                  Hand dust and wipe clean all furniture, fixtures and window sills nightly; wash sills when necessary.

                  Empty and clean all waste receptacles nightly and remove waste paper and waste materials.

                  Empty and clean all ash trays and screen all sand urns nightly including all ash trays in all toilets.

                  Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

                  Wash clean all water fountains and coolers nightly.

                  Hand dust all door and other ventilating louvres within reach, as necessary.

                  Dust all telephones as necessary.

                  Sweep all private stairway structures nightly.


2.                Lavatories in the Core

                  Sweep and wash all lavatory floors nightly using proper disinfectants. Wash and polish all mirror; powder shelves, bright work and enameled surfaces in all lavatories nightly.

                  Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories, nightly.

                  Wash all toilet seats, nightly.

                  Empty paper towel receptacles and transport wastepaper to designated area in basements, nightly (towels, soap and receptacles to be furnished by Tenant).

                  Fill toilet tissue holders nightly.

                  Empty sanitary disposal receptacles, nightly.

                  Thoroughly wash and polish all wall tile and stall surface as often as necessary.


3.                High Dusting

                  Dust all Venetian blinds, frames, charts, graphs and similar wall hangings and vertical surfaces not reached in nightly cleaning, quarterly.

                  Cleaning of light fixtures shall be for account of Tenant.


4.                Glass

                  Exterior windows to be cleaned inside and outside approximately once every three (3) months (or more often, if required by Landlord), weather permitting.


5.                Conditions

                  As herein used "nightly" means five nights a week, Monday through Friday, during regular cleaning hours (between 6:00 P.M. and 6:00 A.M.) and excludes legal and union holidays.

                  Tenant will pay for electricity, power and hot and cold water in the Demised Premises for cleaning during the regular cleaning hours which are after hours.

Airborne Express


January 6, 1995

Mr. Nathan Bistricer
Philipp Brothers Chemicals, Inc.
One Parker Plaza
Fort Lee, New Jersey 07046

Re: Premises First Modification and Extension of Lease by and between 400 Kelby Associates, as Landlord, and Philipp Brothers Chemicals, Inc, as Tenant A portion of the fourteenth (14th) floor at One Parker Plaza, Fort Lee, New Jersey

Dear Mr. Bistricer:

Enclosed herewith, please find one (1) fully executed, original counterpart with regard to the above referenced lease modification and extension. I trust this document will complete your files.

If you have any questions, please do not hesitate to contact me.

Very truly yours,


/s/ Bradley R. Siegel
---------------------


BRS:jp

enclosure
cc:               Stanley Berkowitz w/encl
                  Lou Ferrari w/encl
                  Richard Gordon, Esq. w/o encl
                  Jean Pierre Vaganay w/o encl
                  Steve Frank w/encl

         FIRST MODIFICATION AND EXTENSION OF LEASE DATED AS OF DECEMBER
           1994 BETWEEN 400 KELBY ASSOCIATES, AS LANDLORD, AND PHILIPP
            BROTHERS CHEMICALS, INC., AS TENANT FOR LEASE OF PREMISES
          LOCATED ON THE FOURTEENTH (14TH) FLOOR IN THE BUILDING AT 400
                       KELBY STREET, FORT LEE, NEW JERSEY


                  WHEREAS, the parties hereto executed a Lease dated July 25, 1986 between 400 Kelby Associates, a New Jersey Limited Partnership with offices at 104-70 Queens Boulevard, Forest Hills, New York 11375, as Landlord and Philipp Brothers Chemicals, Inc., a New York corporation having an address at 10 Columbus Circle, New York, New York 10019, as Tenant, (hereinafter the "Original Lease");

                  WHEREAS, the parties executed a Supplementary Agreement on or about December 1, 1986, whereby the Commencement Date was fixed at December 1, 1986 and the Expiration Date was fixed at November 30, 1996; and

                  WHEREAS, the parties hereto desire to modify and extend the Original Lease as set forth herein:

                  NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions contained in the Original Lease, Landlord and Tenant hereby agree as follows:

                  1. All capitalized terms herein shall have the same meanings as contained in the Original Lease.

                  2. Except as amended herein, the terms of the Original Lease shall remain in full force and effect

                  3. In the event of any inconsistencies between the terms of this First Modification and Extension to Lease (the "First Modification and Extension to Lease") and the Original Lease, the terms of this First Modification and Extension to Lease shall govern.

                  4. Article 1 of the Original Lease is amended as follows:

                  (a) Paragraph 1.03 shall be amended to reflect that the Expiration Date will be 12:00 P.M. on December 31, 2004.

                  (b) Paragraph 1.04 (a) is hereby amended to include the following as "fixed rent":

Term                                       Annual Rent       Monthly Rent
----                                       -----------       ------------
January 1, 1995 - December 31, 1999        $591,006.00        $49,250.50
January 1, 2000 - December 31, 2004        $653,516.25        $54,459.69

                  5. Articles 3 and 4 are deleted in their entirety and the following language is substituted in place of Article 3:

                  3.01 Neither Landlord or Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the Demised Premises, or the Land except as expressly set forth herein. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said Demised Premises and the Building were in good and satisfactory condition at the time such possession was so taken.

                  Notwithstanding the foregoing, Landlord agrees to provide Tenant with an allowance of $187,993.00 towards work to be performed by Landlord in the Demised Premises, ("Landlord's Work"), as reflected in the space plan drawing submitted by BFI Planning and Design dated October 3, 1994 (the "BFI Plans"). Tenant may make changes or revisions to the BFI Plans, however, Tenant will be responsible for any fees, expenses or any aspect of Landlord's Work at the Demised Premises that results in a cost above $187,993.00. Landlord agrees to use its best efforts to commence Landlord's Work within a reasonable period of time after all required permits have been issued from the Borough of Fort Lee. Tenant agrees to sign off on the final architectural plan prior to submission to the Borough of Fort Lee for the aforementioned permits.

                  In addition, Landlord shall reimburse Tenant $1,500.00 for space planning services within 30 days after Tenant submits a bill for same to Landlord. Landlord will also provide construction drawings based on the BFI Plans at its sole cost and expense. Tenant acknowledges that Landlord's Work will be performed while Tenant is in possession of the Demised Premises. Landlord will use its best efforts to minimize any inconvenience to Tenant and will use its best efforts to complete a portion of the work after business hours. Tenant will be responsible for installing any and all of its computers or computer network systems and its telephone equipment and/or relocating said equipment at its sole cost and expense, and at absolutely no liability to Landlord.

                  6. Paragraph 5.01(b) shall be amended to reflect that the "Base Tax Rate", defined in Paragraph 5.01(b) shall mean the Tax Rate for the calendar year 1994. Notwithstanding any other provision in the Lease, the Tenant shall not be responsible for any increase in taxes and/or operating expenses during the 1995 calendar year.

                  7. Paragraph 5.07(a)(iii) shall be modified to exclude overtime charges for HVAC use by other tenants.

                  8. Paragraph 5.07(a)(xii) shall be amended to include advertising and other costs related to the procurement of new tenants for the building.

                  9. Paragraph 5.07(c) shall be amended to reflect that "the Base Operating Expenses", defined in Paragraph 5.07(c) shall mean the Operating Expenses for the calendar year 1994.

                  10. Section 9.02(a), (c)(ii) and (c)(iii) shall be amended to read as follows:

                  (a) a term sheet, or draft of the proposed assignment or sublease, the effective or commencement date of which shall be not less than 30 nor more than 180 days after the giving of such notice,

                  (c)(ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises, and if said sublease terminates within two (2) years prior to the expiration date of the lease).

                  (c)(iii) terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises and terminates within two (2) years prior to the expiration date of the lease).

                  11. Section 9.07 shall be modified to include that if Landlord consents to the proposed assignment or sublease, said consent shall be given within thirty (30) days after notice from Tenant pursuant to Section 9.02 provided Tenant is in complete compliance with Article 9.

                  12. Section 9.08(b) shall be modified to reflect that tenant shall have 120 days to execute and deliver the assignment or sublease to Landlord.

                  13. Paragraph 16.03(b)(ii)(a) shall be amended a reflect a rent reduction of $28,413.75 should Landlord exercise its option to discontinue furnishing electrical service to the Tenant

                  14. Paragraph 18.05 amended to reflect a total number of sixty-five (65) parking spaces.

                  15. Article 31 shall be amended to add the following language:

                  Article 31  Broker

                  31.01 Both parties covenant, warrant and represent that there was no broker or finder except C.B. Commercial Real Estate Group, Inc. and Edward S. Gordon Company of New Jersey in consummating this First Modification and Extension of Lease and that no conversations or negotiations were had with any broker or finder except C.B. Commercial Real Estate Group, Inc. and Edward
S. Gordon Company of New Jersey concerning the Demised Premises. Both parties agree to hold the other harmless against any claims for a brokerage, finder or other commission or fee arising out of any claim by any broker or finder except C.B. Commercial Real Estate Group, Inc. Tenant represents that Edward S. Gordon Company of New Jersey has represented Tenant as its Broker in connection with this First Modification and Extension of Lease. Notwithstanding this, Landlord agrees, that upon execution of the First Modification and Extension of Lease, it shall be solely responsible for any brokerage fees in connection with realty services by C.B. Commercial Real Estate Group, Inc. and Edward S. Gordon Company of New Jersey.

                  16. Renewal Option: The following Article 40 shall be added to the Lease:

                  40.01 Provided that the Original Lease as modified and extended by the Fee Modification and Extension of Lease (the "Modified Lease"), shall be in full force and effect on the Expiration Date without default on the part of Tenant hereunder, Tenant shall have the option (hereinafter referred to as the "Renewal Option") to renew the Modified Lease for a renewal term (hereinafter referred to as the "Renewal Term") of five (5) years, to commence on the day after the Expiration Date (hereinafter referred to as the "Renewal Term Commencement Date") and to expire five (5) years thereafter (herein referred to as the "Renewal Term Expiration Date"). Tenant shall exercise the Renewal Option by sending a written notice thereof (which notice is hereinafter referred to as the "Renewal Notice") to Landlord by certified mail, return receipt requested, not less than twelve (12) months prior to the Expiration Date. If Tenant shall send the Renewal Notice within the time and in the manner hereinbefore provided, the Modified Lease shall be deemed renewed for the Renewal Term upon the terms, covenants and conditions hereinafter contained. If Tenant shall fail to send the Renewal Notice within the time and in a manner hereinbefore provided, the Renewal Option shall cease and terminate, and Tenant shall have no further option to renew the Modified Lease. If the Modified Lease has been assigned or if greater than twenty-five (25%) percent of the Demised Premises has been sublet, this Renewal Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise such option during the term of such assignment or sublease. If the Tenant assigns or subleases to an Affiliate as defined by Section 9.11 of the Original Lease, the renewal option shall remain in effect provided Tenant remains responsible for all obligations arising under the Modified Lease.


                  40.02 The Renewal Term, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in the Modified Lease for the original term hereof, except that:

                  (a) any terms, covenants, or conditions hereof that are expressly or by their nature inapplicable to the Renewal Term (including, without limitation, Articles 3, 4, 39 and 40 hereof) shall not apply during such Renewal Term;

                  (b) the annual fixed rent payable by Tenant during each year of the Renewal Term (hereinafter referred to as the "Renewal Rent"), subject to adjustment as otherwise provided in the Modified Lease provided, shall be an amount equal to the fair market rental value of the Demised Premises, to be determined as provided in Section 40.03 hereof and to be calculated as the Renewal Term Commencement Date on the basis of a new five (5) year lease of the Demised Premises;

                  (c) effective upon the Renewal Term Commencement Date, the Tenant shall also pay additional rent pursuant to Article 5; and (i) the Base Tax Year shall be deemed to be the year set forth in Section 5.01(b), and
(ii) the Base Operating Expenses shall be deemed to be the amount set forth in
Section 5.07(c).

                  40.03 In the event that Tenant shall exercise the Renewal Option as provided in Section 40.01 hereof, the Renewal Rent shall be determined jointly by Landlord and Tenant, and such determination shall be confirmed in a writing (hereinafter referred to as a "Rental Agreement") to be executed in recordable form by Landlord and Tenant not later than the day (hereinafter referred to as the Determination Date) which shall be ninety (90) days next preceding the Expiration Date. In the event that Landlord and Tenant shall have failed to join in executing a Rental Agreement on or before the Determination Date because of their failure to agree upon the Renewal Rent then the Renewal Rent shall be determined by arbitration as follows:

                  (a) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date. If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and thereafter shall have failed to do so by written notice given within a period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the Borough of Fort Lee, County of Bergen), upon request of either Landlord or Tenant, as the case may be;

                  (b) the two (2) arbitrators appointed as above provided shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within thirty
(30) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so;

                  (c) all of such arbitrators shall be real estate appraisers having not less than ten (10) years experience in appraising the fair market rental value of real estate similar to the Building located within or adjacent to the Borough of Fort Lee, County of Bergen and whose appraisals are acceptable to savings banks or life insurance companies doing business in the State of New Jersey;

                  (d) the three (3) arbitrators, selected as aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the Renewal Rent as the case may be, within twenty (20) days after the appointment of the third (3rd) arbitrator. The decision of such arbitrators shall be in writing and the vote of the majority of them shall be the decision of all and, insofar as the same is in compliance with the provisions and conditions of this Section 40.03 and of
Section 40.04 hereof shall be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. The arbitrators, in arriving at their decision, shall be entitled to consider all testimony and documentary evidence that may be presented at any hearing, as well as facts and data which the arbitrators may discover by investigation and inquiry outside such hearings. If, for any reason whatsoever, a written decision of the arbitrators shall not be rendered within thirty (30) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to a court of competent jurisdiction sitting in the Borough of Fort Lee, County of Bergen, State of New Jersey (but not by a new arbitration proceeding) as may be proper, to determine the question in dispute consistently with the provisions of this lease. The cost and expense of such arbitration, action, proceeding, or otherwise shall be borne equally by Landlord and Tenant

                  40.04    Notwithstanding anything to the contrary contained in
Section 40.03 hereof, the Renewal Rent shall in no event be less than an amount (hereinafter referred to as the "Renewal Minimum Rent") equal to the fixed rent reserved in Section 1.04(a) hereof.

                  40.05 In the event that Tenant shall exercise the Renewal Option as provided in Section 40.01 hereof and the Renewal Rent shall not be finally determined pursuant to the terms of Section 40.03 hereof on or before the Renewal Term Commencement Date then:

                  (a) The annual fixed rent payable by Tenant during the Renewal Term until the Renewal Rent shall be so finally determined shall, subject to adjustment as therein provided, be equal to the Renewal Minimum Rent calculated at the then market rate per square foot as Base Rent, plus additional rent charges for Operating Expenses, Real Estate Taxes and other adjustments as set forth in Article 5 herein. Thereafter, when the Renewal Rent finally becomes determined pursuant to the provisions of this Article 42, the Renewal Rent shall be re-computed with appropriate retroactive charges or credits to Landlord for the period in which Tenant paid any sums below the newly determined Renewal Rent; and,

                  (b) In the event that the Renewal Rent as finally determined pursuant to the terms of Section 40.03 hereof, shall be greater than the Renewal Minimum Rent (i) the annual fixed rent payable by Tenant for the balance of the Renewal Term shall be and become the Renewal Rent as finally determined, and (ii) Tenant shall forthwith pay to Landlord an amount equal to the difference between (x) the sum of the actual rental payments paid to Landlord during the Renewal Term before such final determination and (y) the sum of the rental payments that Tenant would have paid to Landlord if the Renewal Rent were finally determined prior to the Renewal Term

Commencement Date plus additional rent charges for Operating Expenses, Real Estate Taxes and other adjustments as set forth in Article 5 herein.

                  Exhibit C is deleted in its entirety.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the date and year first written above.

400 KELBY ASSOCIATES
By:  Lynwood Construction Co., Inc., General Partner

By: /s/
       -------------------------------------

PHILIPP BROTHERS CHEMICAL, INC.

By: /s/
       -------------------------------------


STATE OF NEW JERSEY                 )
                                    )   ss:
COUNTY OF BERGEN                    )

                  On this 30th day of December, 1994 before me personally came
N. Bistricer to me known, who, being duly sworn, did depose and say that he resides in Brooklyn, NY and that he is the Vice President of Philipp Brothers Chemical, Inc., the corporation in and who executed the foregoing instrument as TENANT, and that he duly acknowledged to me that he executed the same.

/s/ Joseph M. Katzenstein
-------------------------
Notary Public

JOSEPH M. KATZENSTEIN
Notary Public, State of New Jersey
# 2033060
Comm. Expires 8-14-87